                                                                   Exhibit 10.43

                                 LEASE AGREEMENT

                                 BY AND BETWEEN
                   1511 N. WESTSHORE PARTNERS, LTD. ("LESSOR")
                                       AND
                          VISION CARE. INC. ("LESSEE")
                     1511 N. WESTSHORE BOULEVARD, SUITE 1000
                              TAMPA, FLORIDA 33607

                                TABLE OF CONTENTS

SECTION   CAPTION                                                           PAGE
-------   -------                                                           ----
   1.     PREMISES.......................................................     1
   2.     TERM...........................................................     1
   3.     USE............................................................     2
   4.     RENTAL.........................................................     2
   5.     BUILDING SERVICES..............................................     4
   6.     PEACEFUL ENJOYMENT.............................................     5
   7.     PAYMENTS.......................................................     5
   8.     REPAIRS AND RE-ENTRY...........................................     5
   9.     ALTERATIONS AND IMPROVEMENTS...................................     5
  10.     ASSIGNMENT OR SUBLEASE.........................................     5
  11.     LEGAL USE AND VIOLATIONS OF INSURANCE COVERAGE.................     7
  12.     INDEMNITY LIABILITY............................................     7
  13.     RULES OF BUILDING..............................................     7
  14.     ENTRY FOR REPAIRS AND INSPECTION...............................     8
  15.     USE OF BUILDING NAME...........................................     8
  16.     GRAPHICS.......................................................     8
  17.     DEFACING PREMISES AND OVERLOADING..............................     8
  18.     LIABILITY INSURANCE............................................     9
  19.     CASUALTY INSURANCE.............................................     9
  20.     CONDEMNATION...................................................     9
  21.     LOSS OR DAMAGE.................................................     9
  22.     ABANDONMENT....................................................     9

                                                                      (initials)

  23.     HOLDING OVER...................................................    10
  24.     LOSS BY FIRE OR OTHER CAUSES...................................    10
  25.     WAIVER OF SUBROGATION RIGHTS...................................    10
  26.     ATTORNEY'S FEES................................................    11
  27.     AMENDMENT OF LEASE.............................................    11
  28.     TRANSFER OF LESSOR'S RIGHTS....................................    11
  29.     DEFAULT BY LESSEE..............................................    11
  30.     REMEDIES FOR LESSEE'S DEFAULT..................................    11
  31.     WAIVER OF DEFAULT OR REMEDY....................................    12
  32.     RIGHTS OF MORTGAGEE............................................    12
  33.     ESTOPPEL CERTIFICATES..........................................    13
  34.     SUCCESSORS.....................................................    13
  35.     RENT TAX.......................................................    13
  36.     PARKING........................................................    13
  37.     INTEREST.......................................................    13
  38.     CONTINUATION OF LEASE AFTER TERMINATION........................    13
  39.     NOTICES........................................................    14
  40.     CHARGES FOR SERVICES...........................................    14
  41.     SCHEDULES......................................................    14
  42.     SEPARABILITY...................................................    14
  43.     GOVERNING LAWS.................................................    14
  44.     CAPTIONS.......................................................    14
  45.     LESSOR'S LIEN..................................................    14
  46.     NO LIENS.......................................................    15
  47.     SHOWING PREMISES...............................................    15
  48.     COMMISSIONS....................................................    15
  49.     LONG FORM LEASE................................................    15
  50.     TENANT IMPROVEMENTS............................................    15
  51.     HAZARDOUS MATERIALS............................................    15
  52.     RADON DISCLOSURE...............................................    16
  53.     NO MERGER......................................................    17

                                                                      (initials)

  54.     EXTERIOR BALCONIES.............................................    17
  55.     CONDITION OF LEASE.............................................    17
  56.     OPTION TO RENEW................................................    17
          SIGNATURE PAGE.................................................    18

        EXHIBITS

"A"     DEMISED PREMISES
"A-1"   SCHEMATIC SPACE PLAN
"B"     WORKLETTER
"C"     BUILDING RULES AND REGULATIONS
"C-1"   FITNESS CENTER RULES AND REGULATIONS
"C-2"   EMPLOYER'S RELEASE OF LIABILITY AND INDEMNITY AGREEMENT
"C-3"   EMPLOYEE'S RELEASE OF LIABILITY AND INDEMNITY AGREEMENT
"D"     RESERVED PARKING SPACES

                                                                      (initials)

                              TOWERMARC CORPORATION

                                 LEASE AGREEMENT

                                 BY AND BETWEEN
                   1511 N. WESTSHORE PARTNERS, LTD. ("LESSOR")
                                       AND
                          VISION CARE, INC. ("LESSEE")
                     1511 N. WESTSHORE BOULEVARD, SUITE 1000
                              TAMPA, FLORIDA 33607

     THIS LEASE AGREEMENT, made and entered into as of the 8th day of June, 1994, by and between 1511 N. Westshore Partners, Ltd. (hereinafter referred to as the "Lessor"), and Vision Care, Inc. (hereinafter referred to as the "Lessee").

     1. PREMISES. Lessor hereby leases to Lessee and Lessee hereby rents from Lessor, approximately twelve thousand six hundred seventy five (12,675) square feet of rentable area comprising the entire tenth floor of the Building, as defined herein and shown on Exhibit "A" attached hereto and made a part hereof by reference, (hereinafter referred to as the Premises) and known as Suite 1000 in the Tower Place Building (hereinafter referred to as the "Building") located at 1511 N. Westshore Boulevard, Tampa, Florida, 33607. For the purposes of this Lease, rentable area shall be the area actually occupied and used exclusively by the Lessee plus a designated percentage of this area representing an allocated share of the common area(s) of the Building.

     2. TERM.

          (a) The term of this Lease shall be for a period of sixty-two (62) months, commencing on the first (1st) day of September, 1994, or the date on which the Premises are available for occupancy, whichever last occurs, hereinafter referred to as the "Commencement Date", and expiring at midnight on the 31st day of October, 1999, hereinafter referred to as the "Expiration Date".

          (b) Notwithstanding Paragraph (a), above, if the Premises require improvements prior to occupancy thereof, and the completion of said improvements is delayed beyond the aforesaid Commencement Date of this Lease, then the Commencement and Expiration Dates of this Lease, respectively, shall be deemed to have been extended until the date the Premises are, in fact, ready for occupancy by Lessee, and shall terminate the aforesaid number of months thereafter, provided, however, should such delay be the result of Lessee's failure to (i) timely provide Lessor with the information necessary to prepare the Plans for Lessee's Improvements, (ii) timely approve the Plans prepared by Lessor for Lessee's Improvements or (iii) adhere to the approved Plans by requesting changes thereon or otherwise delaying construction of Lessee's Improvements, then, the term of this Lease shall commence as provided for in Paragraph (a), above, irrespective of whether or not for any reason the

                                                                      (initials)

Premises are not ready for occupancy on or before the date specified above.

          (c) Notwithstanding Paragraph (a), above, if the Premises require improvements prior to occupancy thereof, and the Lessee (as opposed to the Lessor) employs a contractor to complete all or any part of the improvements to the Premises, it is agreed that the term of this Lease shall commence as provided for in Paragraph (a), above, irrespective of whether or not for any reason the Premises are not ready for occupancy on or before the date specified above.

     3. USE. Lessee covenants that the Premises will be continuously used and occupied during the full term of this Lease for the purpose(s) of general office use and will not use and occupy the Premises for any other purpose without the prior written consent of Lessor. In no event, however, shall the Lessee be allowed to use the Premises as a travel agency without the prior written consent of Lessor, which consent may be withheld in Lessor's sole unfettered discretion.

     4. RENTAL.

          (a) BASE RENT. In consideration for this Lease and subject to the adjustments hereinafter specified in this Lease, as rental for the Premises, the Lessee hereby agrees to pay to the Lessor, without deduction, set-off, prior notice or demand, Base Rent as follows:

Lease Period                         Annual Rent   Monthly Rent
------------                         -----------   ------------
September 1, 1994-August 31, 1995      $231,324       $19,277
September 1, 1995-August 31, 1996      $237,660       $19,805
September 1, 1996-August 31, 1997      $243,996       $20,333
September 1, 1997-August 31, 1998      $250,332       $20,861
September 1, 1998-August 31, 1999      $256,668       $21,389
September 1, 1999-October 31, 1999     $ 42,778       $21,389

     All rental installments shall be payable on the first day of the month in advance by Lessee as herein provided to Lessor at their place of business as specified in Paragraph 39 herein until notice to the contrary is given by Lessor. The first such monthly installment shall be due and payable at the time of the execution of this Lease. If the beginning date of this Lease commences on any day of the month other than on the first day, the monthly Base Rent for the unexpired portion of said month shall be prorated and paid on a per diem basis, and the Lessor shall credit the difference, if any, toward the payment of the rent for the next calendar month. Other remedies for nonpayment of rent notwithstanding, if the monthly rental payment is not received by Lessor on or before the tenth day of the month for which rent is due, or if any other payment due Lessor by Lessee is not received by Lessor on or before the tenth day of the month next following the month in which Lessee was invoiced, a service charge of five per cent (5%) of such past due amount shall become due and payable in addition to such amounts owed under this Lease.

          (b) ADDITIONAL RENTS. In the event the operating expenses (as defined below) of the Building of which the Premises are a part shall, in any calendar year during the term of this Lease, exceed the sum of $7.00 per square foot of rentable area (the "Expense Stop"),

                                                                      (initials)

Lessee agrees to pay as additional rental Lessee's pro rata share of the excess operating expenses. Notwithstanding the foregoing, Lessor hereby acknowledges and agrees that Lessee shall not be responsible for paying operating expenses in excess of the Expense Stop which are attributable to increases in "controllable operating expenses" (as defined below), which exceed five percent (5%) of the Expense Stop compounded annually. For the purposes hereof, "controllable operating expenses" shall mean all of those expenses identified as "operating expenses" below, excluding however, real estate taxes, insurance premiums, and utility costs and expenses. There shall be no limitation on the amount of pass through to Lessee for those excess operating expenses which are not considered controllable operating expenses. Lessor may, within nine (9) months following the close of any calendar year for which additional rental is due under this Paragraph, invoice Lessee for the excess operating expenses. The invoice shall include in reasonable detail the computations of the additional rental, and Lessee agrees to make payment of the additional rental to Lessor within ten (10) days following receipt of the invoice. In addition to Lessor's right to invoice Lessee for actual excess operating expenses, if any, at the end of each calendar year, Lessor shall have the right but not the obligation, at any time during the term of this Lease, to estimate excess operating expenses for the coming calendar year (or remaining part thereof) and invoice Lessee for its pro rata share of such estimated excess operating expenses. Lessee shall pay monthly, concurrent with each Base Rent payment due hereunder, an amount equal to one-twelfth (1/12) the estimated annual excess operating expenses, such payment being considered "Additional Rent". In the event of an overpayment or underpayment by Lessee, each party hereby agrees to an appropriate adjustment to be paid or credited, as the case may be, as determined by the accounting of actual operating expenses as provided herein, to the Additional Rent payment next becoming due from Lessee. Appropriate proration shall be made for partial periods. Lessee shall have the right, at its own expense and at a reasonable time, to inspect Lessor's books at the Lessor or its agent's place of business, relevant to the additional rentals due under this paragraph, or at Lessor's option, Lessor shall provide to Lessee a statement of operating expenses in reasonable detail. Lessee's obligation to pay this rent shall survive the termination of the Lease.

     The term "operating expenses", as used above, includes all expenses incurred with respect to the maintenance, management and operation of the Building of which the Premises are a part, including, but not limited to, maintenance and repair costs, electricity, fuel, water, sewer, gas and other utility charges, security, window washing, janitorial services, trash removal, landscaping and pest control, wages and fringe benefits payable to employees of Lessor whose duties are connected with the operations and maintenance of the Building, amounts paid to contractors or subcontractors for work or services performed in connection with the operation, management and maintenance of the Building, all services, supplies, repairs, replacements or other expenses for maintaining, managing and operating the Building including common area and parking area maintenance. The term "operating expenses" also includes all real property taxes and installments of special assessments, all insurance premiums Lessor is required to pay or deems necessary to pay, including public liability insurance with respect to the Building. The term "operating expenses" does not include income and franchise taxes of Lessor, expenses incurred in leasing to or procuring of tenants, leasing commissions, advertising expenses, expenses for the renovating of space for new tenants, capital improvements, interest or principal payments on any mortgage or other indebtedness of Lessor, nor depreciation allowance or expense, provided however, there shall be included as an operating expense of the Building,

                                                                      (initials)
depreciation for capital expenditures made by Lessor to reduce operating expenses, if Lessor shall have reasonably determined that the annual reduction in operating expenses shall exceed depreciation therefor, such depreciation to be determined by dividing the original cost of such capital expenditure by the number of years of useful life to be reasonably determined by Lessor in accordance with generally accepted financial accounting principles and practices in effect at the time of acquisition of the capital item.

     The term "common area(s)", as used in this Lease shall mean the portions of the Building, as well as all parking area(s), both covered and uncovered and all landscaped and recreational areas, provided and maintained by the Lessor for the common use and benefit of the tenants of the Building generally and the employees, invitees, and licensees of such tenants. Lessee's pro rata share of the operating expenses described above shall be determined by multiplying the amount of such operating and maintenance costs by a factor, the numerator of which shall be the rentable area of the Premises (as stated in Paragraph 1 of this Lease) and the denominator of which shall be the rentable area of the entire building. For the purpose of this Lease this factor shall be .07.

     5. BUILDING SERVICES. Lessor agrees to provide in the Building: (a) restroom and drinking fountain facilities on each floor of the Building; (b) heated and refrigerated air-conditioning in season, and at such temperatures and in such amounts and at such hours as are specified by Lessor to be standard (such hours are specified in the Building Rules and Regulations), above standard or after hours services to be furnished only if so requested by Lessee and approved by Lessor, and Lessee shall bear the entire cost of such service. The air-conditioning system in the Building is based upon an occupancy of not more than one person per 150 square feet of usable area, and upon a combined lighting and standard electrical load not to exceed 2.5 watts per square foot of the usable area. In the event Lessee exceeds this condition or introduces onto the Premises equipment which overloads the system, and/or in any other way causes the system not to adequately perform its proper functions, supplementary systems may at Lessor's option be provided to the Premises by the Lessor at the Lessee's sole expense; (c) adequate elevator service; (d) janitorial service after standard business hours five (5) days a week; (e) electrical current for ordinary purposes connected with the aforesaid use of the Premises. Lessor shall provide electrical power to the Premises for up to 1.5 watts per square foot of usable area for lighting and 1.0 watts per square foot of usable area for office machines through standard receptacles for the typical office space. Lessor shall not bear the utility costs (including air-conditioning costs) occasioned by electronic data processing machines, computers and similar machines of high electrical consumption if such consumption exceeds the capacity limits provided for herein, provided however, Lessor shall provide 24 hour per day electrical service and supplemental HVAC to Lessee's Computer Room only, as such room is identified on EXHIBIT "A-1" attached hereto; and (f) electrical lighting service for all public areas and special service areas of the Building in the manner and to the extent deemed by Lessor to be standard. Provided, however, that failure by Lessor to any extent to furnish, or any stoppage of, these defined services, resulting from causes beyond the control of Lessor or not the fault of Lessor from any other cause (including without limitation, the unavailability of fuel or energy or any applicable laws, rules or regulations relating thereto), shall not render Lessor liable in any respect for damages to either person or property, nor be construed as an eviction of Lessee, nor work an abatement of rent, nor relieve Lessee from fulfillment of any covenant or agreement

                                                                      (initials)
hereof. Should any equipment or machinery break down or for any cause, cease to function properly, Lessor shall use reasonable diligence to repair the same promptly, but Lessee shall have no claim for rebate of rent or damages on account of interruptions in service occasioned thereby or resulting therefrom; and Lessor shall incur no liability whatsoever for any loss, damage or interruption of services caused by a strike or labor stoppage (whether such shall involve employees of Lessor or others), interruptions of transportation, unavailability of materials, parts, machinery or supplies, acts of God, or other causes beyond Lessor's control.

     6. PEACEFUL ENJOYMENT. Lessee shall, and may peacefully, have, hold and enjoy the Premises subject to the other terms thereof, and provided Lessee pays the rentals herein recited and perform all of its covenants and agreements herein contained.

     7. PAYMENTS. Lessee will pay all rents and sums provided to be paid Lessor hereunder at the time and in the manner herein provided. Time is of the essence as regards all rents and other sums provided to be paid to Lessor.

     8. REPAIRS AND RE-ENTRY. Lessee will, at Lessee's own cost and expense, repair or replace any damage or injury done to the Building, the Premises, or any part thereof, caused by Lessee or Lessee's agents, employees, invitees or visitors. If Lessee fails to make such repairs or replacements promptly, or within fifteen (15) days of occurrence, Lessor may, at its option, make such repairs or replacements, and Lessee shall repay the cost thereof to Lessor on demand. Lessee will not commit or allow any waste or damage to be committed on any portion of the Premises or the Building and shall at the termination of this Lease, by lapse of time or otherwise, deliver the Premises to Lessor broom clean and in as good condition as at date of possession of Lessee, ordinary wear and tear excepted, and upon such termination of Lease, Lessor shall have the right to re-enter and resume possession of the Premises.

     9. ALTERATIONS AND IMPROVEMENTS. Except as otherwise provided in the Work Letter attached hereto as EXHIBIT "B" all installations and improvements now or hereafter placed on the Premises other than Building Standard Improvements shall be for Lessee's account and at Lessee's cost (and Lessee shall pay ad valorem taxes and increased insurance thereon or attributable thereto), which cost shall be payable by Lessee to Lessor in advance. Lessee shall not make or allow to be made any alterations or physical additions in or to the Premises without first obtaining the written consent of Lessor. Any alterations, physical additions or improvements to the Premises made by Lessee shall at once become the property of the Lessor and shall be surrendered to Lessor upon the termination of this Lease. Lessor, at its option, may require Lessee to remove any physical additions and/or repair any alterations in order to restore the Premises to the condition existing prior to the time Lessee took possession, all costs of removal and/or alterations to be borne by Lessee. This clause shall not apply to movable equipment, furniture or trade fixtures owned by Lessee which may be removed by Lessee at the end of the term of this Lease if Lessee is not then in default and If such equipment and furniture is not then subject to any other rights, liens and interests of Lessor.

     10. ASSIGNMENT AND SUBLETTING. Lessee shall not assign, mortgage, pledge, or encumber this Lease, or permit all or any part of the Premises to be subleased

                                                                      (initials)
without the prior written consent of Lessor and Lessor's mortgagee, if any, which consent shall not be unreasonably withheld or delayed. Any transfer of this Lease by merger, consolidation, reorganization, or liquidation of Lessee, or by operation of law, or change in ownership of or power to vote the majority of the outstanding voting stock of a corporate Lessee, or by change in ownership of a controlling partnership interest in a partnership Lessee, shall constitute an assignment for the purposes of this paragraph. Notwithstanding the foregoing, Lessee shall have the right to assign or sublease part or all of the Premises to any of its subsidiaries, affiliates or any parent corporation of Lessee with prior written notice to Lessor, provided that: (i) Lessee continues to be primarily liable on its obligations as set forth herein; (ii) any such assignee or sublessee shall assume and be bound by all covenants and obligations of Lessee herewith; (iii) the proposed assignee or sublessee is, in Lessor's good faith judgement, compatible with other tenants in the Building and seeks to use the Premises only for the Permitted Lessee and for a use that is not prohibited under the terms of a lease with another tenant in the Building; and (iv) such use would not result in a material change in the number of personnel working in, or members of the general public visiting, the Premises.

     In addition to other reasonable bases, Lessee hereby agrees that Lessor shall be deemed to be reasonable in withholding its consent, if: (a) such proposed assignment or sublease is for a term less than the whole of the remaining Lease term; or (b) Lessee is in default under any of the terms, covenants, conditions, provisions and agreements of this lease at the time of request for consent or on the effective date of such subletting or assignment; or (c) the proposed subtenant or assignee is, in Lessor's good faith judgement, incompatible with other tenants in the Building, or seeks to use any portion of the Premises for a use not consistent with other uses in the Building, or is financially incapable of assuming the obligations of this Lease; or (d) the proposed assignee or sublessee or its business is subject to compliance with additional requirements of the law (including related regulation) commonly known as the "Americans With Disabilities Act" beyond those requirements which are applicable to the Lessee, unless the proposed assignee or sublessee shall (i) first deliver plans and specifications for complying with such additional requirements and obtain Lessors consent thereto, and (ii) comply with all Lessor's conditions for or contained in such consent, including without limitation, requirements for security to assure the lien-free completion of such improvements by and at the sole cost and expense of Lessee or its sublessee or assignee. Lessee shall submit to Lessor the name of the proposed assignee or subtenant, the terms of the proposed assignment or subletting, the nature of the proposed subtenant's or assignee's business and such information as to the assignee's or subtenant's financial responsibility and general reputation as Lessor may reasonably require.

     No subletting or assignment, even with the consent of Lessor, shall relieve Lessee of its primary obligation to pay the Rent and to perform all of the other obligations to be performed by Lessee hereunder. The acceptance of Rent by Lessor from any other person or entity shall not be deemed to be a waiver by Lessor of any provision of this Lease or to be a consent to any assignment, subletting or other transfer, or a novation. Consent to one assignment, subletting or other transfer shall not be deemed to constitute consent to any subsequent assignment, subletting or transfer.

     In the case of a proposed subletting of a portion of the Premises, Lessor may, at Lessor's

                                                                      (initials)
option, elect to terminate the Lease with respect to that portion of the Premises being proposed for subletting. The effective date of any such termination shall be thirty (30) days after the proposed effective date of any proposed assignment or subletting.

     One-half of any proceeds in excess of Lessee's Base Rent and Lessee's pro rata share of excess operating expenses which is received by Lessee pursuant to an assignment or subletting consented to by Lessor, less reasonable brokerage commissions actually paid by Lessee, and less other reasonable costs incurred by Lessee in connection with making the space available for lease, shall be remitted to Lessor as additional Rent within ten (10) days of receipt by Lessee. For purposes of this Paragraph, all money or value in whatever form received by Lessee from or on account of any party as consideration for an assignment or subletting shall be deemed to be proceeds received by Lessee pursuant to an assignment or subletting.

     11. LEGAL USE AND VIOLATIONS OF INSURANCE COVERAGE. Lessee will not occupy or use, or permit any portion of the Premises to be occupied or used, or do or permit to be done anything in or about the Building, for any business or purpose which is unlawful or immoral, in part or in whole, or deemed to be hazardous in any manner, or which will be disreputable or harmful to be character or reputation of the Building or which will be bothersome to other tenants of the Building or visitors to the Building, or which will be a nuisance. Lessee will not do anything or permit anything to be done in or about the Premises or Building which will in any way increase the rate of insurance on the Building and/or its contents; and in the event that, by reason of acts or omissions of Lessee there shall be an increase in rate of any insurance on the Building or its contents, then Lessee hereby agrees to pay such increase in full and to remedy such condition upon five (5) days written demand by Lessor.

     12. INDEMNITY LIABILITY. Lessee indemnifies and save harmless Lessor of and from any and all fines, suit, claims, demands and actions of any kind (including expenses and attorney's fees) by reason of any breach, violation, or nonperformance of any condition hereof, including failure to abide by the rules of the Building, or any act or omission on the part of Lessee, its agents, invitees, or employees. Lessee is familiar with the Premises and acknowledges that the same are received by Lessee in good state of repair and accepted by Lessee in the condition in which they are now or shall be when ready for occupancy. Lessor shall not be liable to Lessee or Lessee's agents, employees, invitees or visitors for any damage to persons or property due to condition, design, or defect in the Building, or its mechanical systems, or in the Premises, which may now exist or hereafter occur unless such damage is due to the negligence or wilful misconduct of Lessor. Upon completion of the tenant improvements to be installed in the Premises, Lessee accepts the Premises as suitable for the purposes for which the same are leased and assumes all risks of damage to persons or property, and agrees that no representations except such as are contained herein or endorsed hereon have been made to the Lessee respecting the condition of the Premises.

     13. RULES OF BUILDING. Lessee and Lessee's agents, employees, invitees and visitors shall comply fully with all requirements of the rules of the Building and of the Fitness Center (if applicable) which may be made by Lessor. A copy of such rules shall be furnished

                                                                      (initials)
to Lessee and such rules may be changed or amended by Lessor from time to time. If the present version of said rules shall be printed on a separate schedule, such schcdule(s) shall be attached to this Lease as Exhibit "C" and made a part hereof as fully and completely as though copied herein in detail.

     14. ENTRY FOR REPAIRS AND INSPECTION. Lessee will permit Lessor or its officers, agents or representatives the right to enter into and upon any and all parts of the Premises, during normal business hours with advance notice to inspect same or clean or make repairs or alterations or additions as Lessor may deem necessary or desirable, and Lessee shall not be entitled to any abatement or reduction of rent by reason thereof; provided, however, that nothing herein requires Lessor to make any such repairs, alterations or additions. Lessor shall be entitled to enter upon the Premises at any time to make emergency repairs.

     15. USE OF BUILDING NAME. The Lessee shall not, except to designate the Lessee's business address (and then only in a conventional manner and without emphasis or display) use the name of the Building or any simulation or abbreviation of such name for any purpose whatsoever. The Lessor reserves the right to change the name of the Building at any time. The Lessee will discontinue using such name, and any simulation or abbreviation thereof for the purpose of designating the Lessee's business address within thirty (30) days after the Lessor shall notify the Lessee that the Building is no longer known by such name.

     16. GRAPHICS. Lessor will furnish and install a suitable building directory and establish suite numbers to facilitate locating and identifying Lessee's Premises. In order to effect uniformity, to control graphics, and to maintain dignified aesthetics, Lessor will also furnish and install at the entrance door to Lessee's Premises a uniform suite number plate and a name plate, at Lessor's sole expense. All signs, letters, and numerals shall be in the graphics standard for the Building and no others shall be used or permitted on the Premises without Lessor's prior written consent.

     17. DEFACING PREMISES AND OVERLOADING. Lessee shall not place anything or allow anything to be placed on or near any door, partition, wall or window which may be unsightly from outside the Premises, and Lessee shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls, windows, blinds, shades, awnings or other forms of inside or outside window coverings. No inside or outside window coverings or window ventilators, or similar devices, shall be placed in or about the outside windows in the Premises except to the extent, if any, that the character, shape, color, material and make thereof is first approved by the Lessor, and Lessee shall not do any painting or decorating in the Premises or make, paint, cut or drill into, or in any way deface any part of the Premises or Building without the prior consent of Lessor. Lessee shall not overload any floor or part thereof in the Premises, or any facility in the Building or any public corridors or elevators therein, and shall not bring in or remove any large or heavy articles, without Lessor's prior written consent. Lessor may direct and control the locations of safes and all other heavy articles. Furniture and other large or heavy articles, may be brought into the Building, removed therefrom or moved from place to place within the Building only at times and in the manner designated by Lessor. Lessee agrees not to place any load on any portion of the Premises or

                                                                      (initials)
other portions of the Building or its equipment that would exceed the allowable load limits for the Building, as specified by Lessor.

     18. LIABILITY INSURANCE. Lessee and Lessor shall, each at its own expense, maintain a policy or policies of comprehensive general liability insurance with respect to the respective activities of each in the Building, and on the Property with the premiums thereon fully paid on or before due date, issued by and binding upon an insurance company approved by Lessor, such insurance to afford minimum protection of not less than $1,000,000 per occurrence combined single limit coverage of bodily injury, property damage or combination thereof. Lessor shall not be required to maintain insurance against thefts within the Premises, or the Building. If requested by either party, the requested party shall promptly deliver to the other certificates or other satisfactory evidence of insurance indicating that all premiums have been paid and that the policies are in full force and effect.

     19. CASUALTY INSURANCE. Lessor shall at all times during the term of this Lease maintain a policy or policies of insurance with the premiums paid in advance, issued by and binding upon some solvent insurance company, insuring the Building against loss or damage by fire, explosion or other hazards and contingencies for the full insurable value; provided, that Lessor shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Lessee or which Lessee may have upon or within the Premises or any fixtures installed by or paid for by Lessee upon or within the Premises or any additional improvements which Lessee may construct on the Premises. Lessee shall maintain, at all times during the term of this Lease, adequate insurance on its personal property and other improvements within the Premises.

     20. CONDEMNATION. If the Premises, or any part thereof, or any interest therein, be taken by virtue of (or sold under threat of) eminent domain or for any public or quasi-public use or purpose, this Lease and the estate hereby granted, at the option of the Lessor, shall terminate as of the date possession transfers to the condemning authority. If any part of the Building other than the Premises be so taken, the Lessor shall have the right to terminate this Lease at the date of such taking or within six (6) months thereafter by giving the Lessee thirty (30) days prior written notice of the date of such termination. Any interest which Lessee may have or claim to have against the condemning authority in any award resulting from any condemnation proceedings shall be limited to removal and relocation expenses for Lessee's furniture, movable fixtures, and other personal property, and interruption to business expenses.

     21. LOSS OR DAMAGE. Lessor shall not be liable or responsible for any loss or damage to any property or person occasioned by theft, fire, water, wind, vandalism, rain, snow, leakage of Building, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, unavailability of fuel or energy, or other matter beyond the control of Lessor, or for any damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make such repairs, or from any cause, whatever unless caused solely by Lessor's negligence or wilful misconduct.

     22. ABANDONMENT. If the Premises are abandoned by Lessee, Lessor shall have

                                                                      (initials)
the right, but not the obligation, to relet same for the remainder of the period covered hereby; and if the rent is not received through such reletting at least equal to the rent provided for hereunder, Lessee shall pay and satisfy any deficiencies between the amount of the rent called for and that received through reletting, and all expenses incurred by such other reletting including but not limited to the cost of renovating, altering and decorating for a new occupant. Nothing herein shall be construed as in any way denying Lessor the right, in case of abandonment of the Premises, or other breach of this Contract by Lessee, to treat the same as an entire breach of this Contract and any and all damages occasioned Lessor thereby, or pursue any other remedy provided by law or this Lease.

     23. HOLDING OVER. In case of holding over by Lessee after expiration or termination of this Lease without Lessor's prior written consent, Lessee will pay as rent for each month or part thereof, during such holdover period, twice the rent provided in Paragraph 4(a) above. No holding over by Lessee after the term of this Lease without consent and acquiescence of Lessor shall operate to extend the Lease for a longer period than one (1) month; and any holding over with the prior written consent of Lessor shall thereafter constitute a rental from month to month, at the rent specified in this Paragraph 23.

     24. LOSS BY FIRE OR OTHER CAUSES. Lessee shall, in case of fire, or loss or damage to the Premises from other causes, give immediate notice thereof to Lessor. In the event of damage to the Premises by fire or other causes resulting from fault or negligence of Lessee or Lessee's agents, employees, invitees or visitors, the same shall be repaired by and at the sole expense of Lessee under the direction and supervision of Lessor or if such damage is covered by Lessor's casualty insurance, Lessee shall be fully responsible for satisfying any deductible amount payable in connection with a claim made on its behalf. Lessor agrees, at its expense, to repair promptly any damage of the Premises not resulting from the fault or negligence of Lessee or Lessee's agents, employees, invitees or visitors, except that Lessee agrees to repair and replace its own furniture, furnishings, fixtures, personal property, and equipment, and the rent, until such repairs shall be made, shall be equitably apportioned according to the part of the Premises which is usable by Lessee, except that, if such damage be so extensive that the replacement of all or substantially all of the Building be required, then and in that event, at the option of Lessor, this Lease will be canceled and of no force and effect from after the date of the occurrence of such damage. No penalty shall accrue for reasonable delay which may arise by reason of adjustment of insurance on the part of Lessor, and for reasonable delay on account of causes beyond Lessor's control (such as described in Paragraphs 5 and 21 hereof).

     25. WAIVER OR SUBROGATION RIGHTS. Anything in this Lease to the contrary notwithstanding, Lessor and Lessee each hereby waives any and all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or the Building of which the Premises are a part, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause(s) which are insured against policies referred to in Paragraphs 18 and 19 hereof, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, or employees. Lessor and Lessee will

                                                                      (initials)
both exert their best efforts to cause all insurance policies to include an endorsement to effect the provision of this Section. '

     26. ATTORNEY'S FEES. In the event that either party defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and the aggrieved party places the enforcement of this Lease, or any part thereof, or the collection of any rent or other sum due, or to become due hereunder, or recovery of the possession of the Premises, in the hands of an attorney, or files suit upon the same, the defaulting party agrees to pay the prevailing party's reasonable attorney's fees and all reasonable costs and expenses, and payment of the same shall be secured in like manner as is herein provided, as to security for rent.

     27. AMENDMENT OF LEASE. This agreement may not be altered, changed, or amended, except by an instrument in writing, signed by all parties hereto.

     28. TRANSFER OF LESSOR'S RIGHTS. Lessor shall have the right to transfer and assign in whole or in part all and every feature of its rights and obligations hereunder and in the Building and property referred to herein. Such transfers or assignments may be made either to a corporation, partnership, trust, individual or group of individuals, and, howsoever made, are to be in all things respected and recognized by Lessee.

     29. DEFAULT BY LESSEE. The following shall be deemed to be events of default under this Lease:

          (a) Lessee shall fail to pay within ten (10) days of when due any installment of rent or any other payment required pursuant to this Lease;

          (b) Lessee shall abandon any substantial portion of the Premises;

          (c) Lessee shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and the failure is not cured within twenty (20) days after written notice to Lessee;

          (d) Lessee shall file a petition or be adjudged bankrupt or insolvent under the National Bankruptcy Act, as amended or any similar law or statute of the United States or any state; or a receiver or trustee shall be appointed for all or substantially all of the assets of Lessee; or Lessee shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors;

          (e) Lessee shall do or permit to be done any act which results in a lien being filed against the Premises; or

          (f) There shall occur, during any twelve (12) month period during the term of this Lease, more than two (2) events of default, as specified in subsections (a) through (e) above, regardless of whether such defaults have been cured by Lessee within the allowed grace periods.

     30. REMEDIES FOR LESSEE'S DEFAULT. Upon the occurrence of any event of default set forth in this Lease Agreement, Lessor shall have the option to pursue any one or more of the following remedies without any notice or demand:

          (a) Terminate this Lease, in which event Lessee shall immediately surrender

                                                                      (initials)
the Premises to Lessor, and if Lessee fails to surrender the Premises, Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises, and lock out, expel or remove Lessee and any other person who may be occupying all or any part of the Premises without being liable for prosecution of any claim for damages. Lessee agrees to pay on demand the amount of all loss and damage which Lessor may suffer by reason of the termination of the Lease under this subparagraph, whether through inability to relet the Premises on satisfactory terms or otherwise;

          (b) Enter upon and take possession of the Premises, and lock out, expel or remove Lessee and any other person who may be occupying all or any part of the Premises without being liable for any claim for damages, and relet the Premises on behalf of Lessee and receive directly the rent by reason of the reletting. Lessee agrees to pay Lessor on demand any deficiency that may arise by reason of any reletting of the Premises; further Lessee agrees to reimburse Lessor for any expenditures made by it for remodeling or repairing in order to relet the Premises;

          (c) Enter upon the Premises, without being liable for prosecution of any claim for damages, and do whatever Lessee is obligated to do under the terms of this Lease. Lessee agrees to reimburse Lessor on demand for any expenses which Lessor may incur in effecting compliance with Lessee's obligations under this Lease; further, Lessee agrees that Lessor shall not be liable for any damages resulting to Lessee from effecting compliance with Lessee's obligations under this subparagraph caused by the negligence of Lessor or otherwise.

     31. WAIVER OF DEFAULT OR REMEDY. Failure of Lessor to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Lessor shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease, Pursuit of any one or more of the remedies set forth in Paragraph 30 above shall not preclude pursuit of any one or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy provided constitute a forfeiture or waiver of any rent or damages accruing to Lessor by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by Lessor to enforce one or more of the remedies provided upon an event of default shall not be deemed or construed to constitute a waiver of the default or of any violation or breach of any of the terms, provisions and covenants contained in this Lease.

     32. RIGHTS OF MORTGAGEE. Lessee accepts this Lease subject and subordinate to any recorded mortgage, deed of trust or other lien presently existing upon the Premises. Lessor is hereby irrevocably vested with full power and authority to subordinate Lessee's interest under this Lease to any mortgage, deed of trust or other lien hereafter placed on the Premises, and Lessee agrees upon demand to execute additional instruments subordinating this Lease as Lessor or its Mortgagee may require. If the interests of Lessor under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any mortgage on the Premises, Lessee shall be bound to the transferee (sometimes called the "Purchaser") under the terms, covenants and conditions of this Lease for the balance of the term remaining, and any extensions or renewals, with the same force and effect as if the Purchaser were Lessor under this Lease, and Lessee agrees to attorn to the Purchaser, including the mortgagee under any such

                                                                      (initials)
mortgage if it be the Purchaser, as its Lessor, the attornment to be effective and self-operative without the execution of any further instruments upon the Purchaser succeeding to the interest of Lessor under this Lease. The respective rights and obligations of Lessee and the Purchaser upon the attornment, to the extent of the then remaining balance of the term of this Lease, and any extensions and renewals, shall be and are the same as those set forth in this Lease and Lessor agrees to use its best reasonable efforts to obtain a Subordination and Non-Disturbance Agreement from its mortgagee to this effect.

     33. ESTOPPEL CERTIFICATES. Lessee agrees to furnish promptly, from time to time, upon request of Lessor or Lessor's mortgagee, a statement certifying that, to the extent that such is true and correct, Lessee is in possession of the Premises; the Premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; Lessee claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not paid and will not be paid for more than one (1) month in advance; there is no existing default by reason of some act or omission by Lessor; and such other matters as may be reasonably required by Lessor or Lessor's mortgagee.

     34. SUCCESSORS. This Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Lessor's interest in the Premises cease to exist for any reason during the term of this Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect and Lessee hereunder agrees to attorn to the then owner of the Premises.

     35. RENT TAX. Lessee shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Lessor by Lessee under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent upon which the tax is based as set forth above.

     36. PARKING. During the term of this Lease, Lessee shall have the nonexclusive use in common with Lessor, other tenants of the Building, their guests and invitees, of the nonreserved common automobile parking areas, driveways, and footways, subject to rules and regulations for the use thereof as prescribed from time to time by Lessor. Lessor shall have the right to reserve parking spaces as it elects and condition use thereof on such terms as it elects. Lessor hereby grants to Lessee the exclusive right to use three (3) reserved parking spaces in the Building's parking garage as shown on EXHIBIT "D" attached hereto at no charge to Lessee during the initial term of this Lease.

     37. INTEREST. Monies owed by Lessee to the Lessor shall, after due date, bear interest rate at the maximum legal rate.

     38. CONTINUATION OF LEASE AFTER TERMINATION. No receipt of money by Lessor from Lessee after the termination of this Lease, or after the service of any notice, or after commencement of any suit, or after final judgment for possession of the Premises shall

                                                                      (initials)
reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit.

     39. NOTICES. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered or given when (a) actually received or (b) signed for or "refused" as indicated on the postal service return receipt. Delivery may be by personal delivery or by United States mail, postage prepaid, certified or registered mail, or by deposit with a nationally recognized express courier addressed to the parties hereto at the respective addresses set out opposite their names below, or at such other address as they may hereafter specify by written notice delivered in accordance herewith:

          LESSOR: 1511 N. Westshore Partners, Ltd., c/o Towermarc Corporation, 1511 N. Westshore Boulevard, Suite 200, Tampa, Florida 33607.

          LESSEE: Vision Care, Inc., 1511 N. Westshore Boulevard, Suite 1000, Tampa, Florida 33607.

     40. CHARGES FOR SERVICES. It is further understood and agreed that any expenses Lessor may incur for any materials, supplies, services, or for work done on the Premises by order of the Lessee other than the initial tenant improvements being installed by Lessor pursuant to Paragraph 51 hereof, including an amount equal to ten percent (10%) of such expenses for Lessor's administration and performance of such service or charges, shall be promptly paid by Lessee to Lessor, and shall be included in any lien for rent due and unpaid.

     41. SCHEDULES. All schedules initialed by both parties hereto and attached to this Lease shall be a part of this Contract whether or not said schedules are specifically referred to in the Lease.

     42. SEPARABILITY. In the event that any provisions or part of a provision of this Lease is held invalid, the other provisions and parts of provisions shall remain in full force and effect,

     43. GOVERNING LAWS. This Lease shall be governed by and construed according to the laws of the State of Florida.

     44. CAPTIONS. Captions are inserted for convenience only, and shall not affect or limit the construction of this Lease.

     45. LESSOR'S LIEN. A first lien and security interest is hereby expressly reserved by Lessor and granted by Lessee upon the terms of this Lease Agreement and in and to all interest in this Leasehold for the payment of rent for the performance of any other obligations, and for the satisfaction of any cause of action which may accrue to the Lessor by the provisions of this Lease Agreement. A first lien and security interest is also expressly reserved by Lessor and granted by Lessee in and to all personal property, furniture, fixtures, improvements, and all other property which Lessee may have, bring, use, erect, or put in place or that may be had, bought, used, erected, or put in place upon the Premises by or through Lessee or other persons

                                                                      (initials)
for the payment of rent and also for the satisfaction of any causes of action which may accrue to Lessor by the provisions of this Lease Agreement. Lessee hereby agrees to execute any instrument required by the Lessor in order to perfect its security interest hereunder. Notwithstanding anything to the contrary contained herein, if Lessee is not in default under the terms and conditions of this Lease, Lessor agrees to subordinate its first lien and security interest granted herein in all personal property, furniture, fixtures and improvements of Lessee in the Premises to the lien and security interest of a bona fide third party providing financing or equipment leasing to Lessee. Lessor agrees to execute such documents reasonably required to affect such subordination, provided such documents are reasonable in Lessor's sole discretion.

     46. NO LIENS. Anything to the contrary, herein notwithstanding, if Lessee makes any repairs or alterations to the Premises, whether or not with Lessor's prior consent, the Lessor's interest in the Building and Premises shall not be subject to liens for improvements made by the Lessee.

     47. SHOWING PREMISES. Lessor shall have the right during normal business hours, and upon reasonable notice to Lessee, to show the Premises to prospective purchasers or mortgagees of the Building and during the last twelve (12) months of the Lease term to show the Premises to prospective tenants.

     48. COMMISSIONS. Lessor and Lessee hereby indemnify and agree to hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the execution and/or renewal of this Lease due to any action of the indemnifying party.

     49. LONG FORM LEASE. This "Long Form Lease" shall not be recorded, but it is agreed that the parties hereto may, at the option of either party, be required to execute a short form of this "Long Form Lease" and that the short form may be recorded. It is agreed that this "Long Form Lease" shall prevail in the event that any of the provisions of the "Short Form Lease" conflict with the provisions of this "Long Form Lease."

     50. TENANT IMPROVEMENTS. Lessor hereby agrees to provide certain tenant improvements in the Premises, at no charge to Lessee, generally in accordance with the Schematic Space Plan attached hereto as EXHIBIT "A-l" and in accordance with the Workletter attached hereto as EXHIBIT "B". In the event that the Lessee shall make or direct any changes to be made to the tenant improvements which do not conform to EXHIBIT "A-l" or the Workletter, which changes result in an increase in the cost of the tenant improvements to Lessor, such excess costs shall be the sole responsibility of Lessee.

     51. HAZARDOUS MATERIALS. Lessee hereby agrees that it will not cause or permit the storage, use, generation or disposition of any Hazardous Materials (as defined below) in, on, or about the Premises or the Property, by Lessee, its agents, employees or contractors. Lessee will not permit the Premises to be used or operated in a manner that may cause the Premises or the Property to be contaminated by any Hazardous Materials in violation of any Hazardous Materials Laws. Lessee will immediately advise Lessor in writing of (i) any and all

                                                                      (initials)
enforcement, cleanup, remedial, removal, or any other governmental or regulatory actions instituted, completed or threatened pursuant to any Hazardous Materials Laws relating to any Hazardous Materials affecting the Premises, and (ii) all claims made or threatened by any third party Lessee, Lessor or the Premises, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials on or about the Premises. Without Lessor's prior written consent, Lessee will not take any remedial action or enter into any agreements for settlements in response to the presence of any Hazardous Materials in, on or about the Premises.

     Lessee will be solely responsible for and will defend, indemnify and hold Lessor, its agent and employees harmless from and against any and all claims, costs and liabilities, including attorneys fees and costs, arising out of or in connection with Lessee's breach of its obligations in this Paragraph 51. Lessee will be solely responsible for and will defend, indemnify, and hold Lessor, its agents, and employees, harmless from and against any and all claims, costs, and liabilities, including attorneys fees and costs, arising out of or in connection with the removal, cleanup, and restoration work and materials necessary to return the Premises and any other property of whatever nature located on the Property to their condition existing prior to the appearance of Lessee's Hazardous Materials on the Premises. Lessee's obligations under this Paragraph 51 will survive the expiration or other termination of this Lease.

     For the purpose of this Section of the Lease, "Hazardous Materials" means any explosives, radioactive materials, hazardous wastes, or hazardous substances, including without limitation substances defined as "Hazardous Substances" in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sec. 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sec. 6901-6987; or any other federal, state, or local statute, law, ordinance, code, rule, regulation, order, or decree, regulating, relating to or imposing liability or standards of conduct concerning hazardous materials, wastes or substances now or at any time hereinafter in effect (collectively, "Hazardous Materials Laws").

     Notwithstanding anything to the contrary contained herein, Lessee hereby disavows and disclaims any knowledge, responsibility, or liability whatsoever as to the presence of any Hazardous Materials which may be present on the Premises, the Building, or the Property, on or before the date Lessee has occupied the Premises. Lessor hereby agrees that it shall defend, indemnify, and hold Lessee, its agents and employees harmless from and against any and all claims, costs, and liabilities, including attorneys fees and costs arising out of or in connection with any Hazardous Materials which may be present on the Premises, the Building, or the Property prior to Lessee's date of occupancy of the Premises.

     52. RADON DISCLOSURE. Radon is a naturally occurring radioactive gas that, when it has accumulated in a structure in sufficient quantities, may present health risks to persons who are exposed to it. Levels of radon that exceed federal and state guidelines have been found in structures in the State of Florida. Additional information regarding radon and radon testing may be acquired from the county Public Health Unit. Lessor makes no representations to Lessee concerning the presence or absence of radon gas in the Premises or

                                                                      (initials)
the Building at any time or in any quantity. By executing this Lease, Lessee expressly releases Lessor from any loss, claim, liability or damage now or hereafter arising from or relating to the presence at any time of such substances in the Premises or the Building.

     53. NO MERGER. The voluntary or other surrender of this Lease by Lessee for the cancellation of this Lease by mutual agreement of Lessee and Lessor or the termination of this Lease on account of Lessee's default, will not constitute a merger, and will, at Lessor's option (a) terminate all or any subleases and subtenancies, or (b) operate as an assignment to Lessor of all or any subleases or subtenancies. Lessor's option under this Paragraph 42 will be exercised by written notice to Lessee and all known sublessee's or subtenants in the Premises or any part of the Premises.

     54. EXTERIOR BALCONIES. In addition to the use of the Premises, Lessor hereby grants to Lessee the right to use each of the four (4) exterior balconies accessed from the Premises on the tenth floor of the Building. Lessee hereby acknowledges that it assumes all risk for the safety and welfare of its employees, contractors, agents, guests, and invitees in the use of said balconies and Lessee hereby agrees to release, indemnify, and hold harmless Lessor, its agents, contractors, officers, directors, and affiliates from and against any and all liability, and claims or causes of action resulting from Lessee's use of said balconies, including without limitation, bodily injury, death, or property damage. Lessee hereby agrees to use the balconies in a safe and proper manner at all times during the term of this Lease.

     55. CONDITION OF LEASE. This Lease Agreement is expressly conditioned upon Lessor entering into a fully binding Amendment to Lease Agreement between Lessor and The Rolm Company ("Rolm"), the tenant currently in possession of the Premises. Such Amendment must effectively bind and obligate Rolm to fully vacate the Premises and for Lessor to relocate Rolm to other space within the Tower Place Building in order to accommodate Lessee's occupation of the demised Premises. Such Amendment must be fully executed between Lessor and Rolm no later than June 29th 1994, failing which this Lease shall be null and void and of no force and effect.

     56. OPTION TO RENEW. Lessor hereby grants to Lessee an option to renew this Lease for one (1) additional successive term of five (5) years (the "Renewal Term") upon the same general terms and conditions as contained herein, provided however, the rental rate payable by Lessee during such Renewal Term shall be the then prevailing market rental rate quoted by Lessor for comparable space in the Building, but in any event, not less than the rental rate payable by the Lessee during the last year of the initial term of this Lease. In order for Lessee to exercise its option to renew this Lease, Lessee must not be in default under the terms and conditions hereof and Lessee must provide Lessor with written notice of its intent to renew the Lease no later than nine (9) months prior to the expiration of the Lease term. In the event that the Lessor and Lessee are unable to reach a mutually satisfactory agreement as to the rental rate to be payable by Lessee during the Renewal Term within sixty (60) days after the date Lessee has notified Lessor of its intent to renew, then this option to renew the Lease shall be null and void and of no further force and effect. If Lessor and Lessee are able to reach a mutually satisfactory agreement as to the rental rate to be payable by Lessee during the Renewal Term,

                                                                      (initials)
then Lessor and Lessee shall promptly enter into an amendment to this Lease, effectively extending the term of this Lease for the Renewal Term.

WITNESS:                                LESSOR: 1511 N. WESTSHORE PARTNERS, LTD.
                                                SECOND BENJAMIN, INC.
                                                GENERAL PARTNER


/s/ Illegible                           By: /s/ Illegible
-------------------------------------       ------------------------------------
                                        ITS: VICE PRESIDENT
-------------------------------------   DATE: 6/8/94
(Print name as signed above)


/s/ Illegible
-------------------------------------

-------------------------------------
(Print name as signed above)


WITNESS:                                LESSEE: VISION CARE, INC.


/s/ Illegible                           By: /s/ Illegible
-------------------------------------       ------------------------------------
                                        ITS: President
-------------------------------------   DATE: 6/6/94
(Print name as signed above)


/s/ LUIS M. PERNA
-------------------------------------
LUIS M. PERNA
(Print name as signed above)

                                                                      (initials)

                                    EXHIBIT A

                            North Westshore Boulevard

                                  (FLOOR PLAN)

                          (TOWERMARC CORPORATION LOGO)

                                                                      (initials)

                           FLORIDA VISION SERVICE PLAN

Floor Covering

     Install 32 ounce cut pile carpet throughout
     Install vinyl floor in break/tel. room
     Install vinyl baseboard throughout

Computer Room

     Existing raised floor, existing 3 ton HVAC unit above ceiling, and telephone room to remain "As Is" with exception to the electrical needs as shown on the attached floor plan.

Wallcover

     Existing wallcovering to remain "As Is" in reception, small conference, and waiting areas. Install wallcovering to match existing in reception and Allen's office.

Millwork

     Reuse existing counter tops and cabinets in break and mail room

                                                                      (initials)

                                   EXHIBIT "B"
                                   WORKLETTER
                        TOWER PLACE BUILDING, SUITE 1000
                           LEASE DATED JUNE ___, 1994

     Vision Care, Inc. (hereinafter called "Lessee") and 1511 N. Westshore Partners, Ltd. (hereinafter called "Lessor") are simultaneously executing a Lease Agreement (the "Amendment") for space more particularly described therein as "the New Premises or Demised Premises" in the Tower Place Building.

     To induce Lessee to enter into said Amendment, and in consideration of the mutual covenants hereinafter contained, the Lessor and Lessee mutually agree as follows:

     1. Lessor agrees at its sole expense and without charge to Lessee to complete the improvements in accordance with all laws and regulations sufficient to Lessor to obtain a Certificate of Occupancy from the City of Tampa Department of Inspection as identified on the Architectural Space Plans (the "Plans"), which are to be prepared by Lessor generally in accordance with the Schematic Space Plan attached as EXHIBIT "A-1" to the Lease. In the event that Lessee shall make or direct any changes to the Schematic Space Plan or the Plans, which result in an increase in the cost of the tenant improvements, such excess costs shall be the sole responsibility of the Lessee.

     2. If Lessee shall desire any excess standard finishes or additional or nonstandard work, over and above that specified in EXHIBIT "A-1" attached hereto (hereinafter referred to as "Above Standard Improvements") to be constructed in the Demised Premises by Lessor or by Lessee, Lessee shall cause similar plans, drawings and specifications for such work to be drawn at Lessee's sole expense (either by arranging therefor with Landlord's Architects and/or Engineers, or by consultants of its own selection). All such plans for Above Standard Improvements shall expressly be subject to Lessor's written approval, which Lessor covenants it will not unreasonably withhold.

     3. If Lessor agrees to construct any Above Standard Improvements in the Premises, such work shall be performed by Lessor, at Lessee's sole expense, at the prices as actually invoiced to the Lessor plus a ten percent (10%) markup on labor and materials for Lessor's overhead. Lessee hereby, agrees to pay to Lessor the costs for such Above Standard Improvements as follows: (a) Lessee shall pay to Lessor, prior to the commencement of the construction of the work, an amount equal to fifty percent (50%) of the estimated cost of the Above Standard Improvements; (b) prior to the occupancy of the Premises by the Lessee, Lessee shall pay to Lessor the balance of the cost of the Above Standard Improvements (as such amount can be reasonably estimated based on available data). Upon determination of the final actual cost of the Above Standard Improvements, Lessor shall submit to Lessee an accounting of the actual costs and there shall be a subsequent adjustment between the parties for any shortfall or overage in payment. Such adjustment shall be due within ten (10) days of receipt of invoice from the party owed. All sums due by the Lessee hereunder shall be deemed Additional Rent and failure to pay such amounts when due shall be a default under the Lease and subject to Lessor's remedies for default as set forth in the Lease.

                                                                      (initials)

     4. The Lessee and its agents may be allowed to enter the Premises during construction, so that Lessee may perform through its own contractors such other work and decorations as Lessee may desire, at the same time mat Lessor's contractors are working in the space, provided however, Lessee or its contractors do not interfere with the progress of the work.

     The foregoing conditional license to enter the Premises during construction is conditioned on Lessee's workmen, mechanics and agents working harmoniously with and not interfering with the labor employed by Lessor, Lessor's mechanics, contractors or agents or by any other Lessee or their contractor. If, at any time, such entry shall cause disharmony or interference therewith, this license may be immediately withdrawn by Lessor, Such entry shall be deemed to be under all of the terms, covenants, provisions, and conditions of the Lease except as to the covenant to pay rent. Lessor shall not be liable, other than for its own or its own agent's negligence, for any injury, loss or damage which may occur to any of the Lessee's decorations, installation or any persons employed by the Lessee prior to the commencement of the term of this Lease, the same being solely at Lessee's risk.

LESSOR: 1511 N. Westshore Partners, Ltd.
        Second Benjamin, Inc. - General Partner


        BY: /s/ Illegible                             DATE 6/8/94
            ---------------------------------------
        ITS: VICE PRESIDENT


LESSEE: Vision Care Inc.


        BY: /s/ Illegible                             DATE 6/6/94
            ---------------------------------------
        ITS: President

                                                                      (initials)

                                    EXHIBIT C

                       BUILDING HOURS, RULES & REGULATIONS

1. The term "normal business hours" is defined as 8:00 a.m. to 6:00 p.m., Monday through Friday and 8:00 a.m. to 12:00 p.m. on Saturdays, exclusive of holidays. The following dates shall constitute holidays:

     a.   New Years Day

     b.   Memorial Day

     c.   Independence Day

     d.   Labor Day

     e.   Thanksgiving Day

     f.   The Friday following Thanksgiving

     g.   Christmas Day

     h. Any other holiday recognized and taken by Tenants occupying at least one half (1/2) of the rentable area of office space in the Building.

If in the case of any holiday, a different day shall be observed than the respective day above described, then that day which constitutes the day observed by national banks in Tampa, Florida, on account of such holiday shall constitute the holiday.

2. Heating, ventilation and air conditioning are furnished by Landlord during normal business hours only.

The HVAC system is not in operation during legal holidays. After hours and holiday HVAC is available by contacting the management office in writing prior to 12:00 p.m. of that day, proceeding such request Tenant will be charged a rate per hour per the terms of the lease (typical = $35).

3. None of the sidewalks, entrances, elevators, vestibules, halls or stairways shall be obstructed by Tenants or used for any purpose other than ingress and egress to and from the leased premises and for going from one part of the Building to another. No rubbish, trash, litter or materials of any nature shall be thrown or stored in these areas.

4. Tenant shall not place or install, on the leased premises or any part of the Building or parking area, any explosive, gasoline, kerosene, oil, acids, caustics or any other flammable, explosive, or hazardous materials that would in any way increase the rate of fire or other insurance on the Building or on property kept therein or obstruct, or interfere with the rights of or otherwise injure or annoy other Tenants or do anything in conflict with valid pertinent laws, rules or regulations of any governmental authority. Any such materials placed or installed in the Building in accordance with applicable rules and regulations must receive prior written consent of Landlord.

5. Movement into or out of the Building of deliveries, furniture

                                                                      (initials)
or equipment shall be restricted to hours, stairways and elevators designated by Landlord. Unless Landlord notifies Tenant otherwise, only the freight elevator may be used for such purposes, and such elevator may be used only during normal business hours unless prior written approval of Landlord has been obtained. All such movement and delivery shall be under the supervision of the Building Manager and carried out in a manner agreed upon by the Tenant and the Building Manager by prearrangement. Prearrangement shall include time, method, routing and any limitations imposed for reasons of safety or nondisturbance of others. Landlord may require that movement of furniture or equipment which interferes with normal Building traffic be made at hours other than normal business hours.

6. Except in emergencies, requests by Tenants will be attended to only after the person(s) authorized by Tenant, in writing to Landlord, has made the request of the building management office. Landlord's employees are not allowed to perform any work outside their regular duties unless authorized and directed by the Building Manager. Tenant may not contract with Landlord's employees for the performance of paid or free services to Tenant. If, at the request of the Tenant, Landlord or Landlord's agents furnish services, goods, labor or material to Tenant which are not viewed to be furnished under the terms and conditions of the lease, Tenant agrees that it shall promptly pay for the same upon receipt of a written statement therefore. Such charges by the Landlord shall be reasonable and in accordance with the customary price for similar services rendered by third party contractors.

7. Safes and other heavy articles shall be carried onto the leased premises only at such times and in such manner as prescribed by Landlord. Landlord shall have the right to specify weight limitations and positioning of safes or other heavy articles. All damage done to the Building by installation, presence, or removal of a safe or other article owned or controlled by Tenant on the leased premises shall be paid for by the Tenant.

8. No person shall permit the delivery or preparation of food for consumption in the Building, or the facilities for the preparation of food without Landlord's prior written consent. No person shall use the Building for housing, lodging, sleeping or any immoral or illegal purpose.

                                                                      (initials)

9. Corridor doors, when not in use, shall be kept closed. No additional locks shall be placed on any doors in the leased premises without prior written consent of Landlord. Tenant shall not change, alter, or replace locks provided by Landlord on doors in the Building, except with prior written permission from Landlord. All necessary keys shall be furnished by Landlord, and Landlord shall be entitled to have a key to every door in Tenant's leased premises. Tenant shall surrender all keys upon termination of Tenant's right of occupancy; and at such time Tenant shall give Landlord the combination to all vaults or other such locks remaining in Tenant's leased premises after surrender by Tenant.

10. No person shall operate, or permit to be operated, any musical or sound producing instrument or make improper noises inside the building or otherwise create a nuisance or interfere in any way with other tenants or persons having business with them.

11. No tenant shall permit odors to emanate from his premises. Tenant shall comply with all laws relating to fire, safety, and sanitation and any requirements of Landlord's insurance company with respect to the same.

12. Canvassing, soliciting, or peddling in the Building is prohibited and Tenant shall cooperate to prevent same.

13. Landlord reserves the right to expel from to disallow entrance to the Building to anyone who does not reasonable satisfy a building security guard or a member of the building management staff that they have a right to enter the building. Landlord shall not be liable for damages for any good faith error with regard to admission or exclusion from the building of any person. In case of fire, destruction, invasion, mob, riot or other commotion, Landlord reserves the right to prevent access to the building by closing the doors or otherwise. Tenant shall be responsible for any person they permit to access the building after normal business hours.

14. No birds, animals or dogs (except in the company of a blind person) shall be brought into or kept in or about the building or common areas.

15. No bicycles, motorcycles or similar vehicles shall be allowed into the building or parked other than in designated areas for such vehicle. No trailers or large trucks may be parked in the building parking areas except for temporary loading or unloading and only in areas designated by Landlord. Parking within the loading zones will be done in strict conformance with Landlord's direction.

16. Tenant shall neither place nor permit to be placed any signs, advertisements or notices in or upon any part of the building except building standard signage upon the doors of the leased premises, and all signs shall be installed for Tenant by Landlord, the cost of such installation to be paid by Tenant. All signs shall be of such size, color, form, and material as may be

                                                                      (initials)
specified by Landlord. Landlord shall have the right to remove all signs not previously approved in writing by Landlord without notice and at the cost of Tenant.

17. No person shall install any radio or television antenna on the roof, or on or in any part of the inside or outside of the building, except a tenant who does so inside the leased premises and which is not visible in any way from the outside of the building or outside the leased premises. No person shall operate any electrical device in or on the building from which may emanate electrical waves which may interfere or impair radio, telephone, or television broadcasting or reception form or in the building.

18. No person shall operate any space heater, stoves, engines or other machinery or equipment not typical of an office building without Landlord's prior written consent. No person shall use any illumination or power for the operation of any equipment or device other than electricity which is provided by Landlord.

19. Plumbing fixtures and appliances shall be used only for the purposes for which they were constructed. No sweeping, rubbish, rags or other unsuitable material may be thrown or placed in plumbing fixtures or appliances. The cost of any stoppage or damage resulting from negligence or improper use of these fixtures or appliances by a Tenant or Tenant's agents, employees, invitees or visitors shall be paid for by the Tenant.

20. No person shall place anything or permit anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Building or leased Premises. Tenant shall cooperate with Landlord by keeping the window blinds fully down and turned at a 45 degree angle to the outside to maximize the effectiveness of the cooling system.

21. Each Tenant shall cooperate with Landlord's employees, agents and cleaning personnel in keeping the leased premises neat and clean. No Tenant shall employ his own cleaning or service personnel except with the prior written permission of the Landlord and, when so employed, such personnel shall be subject to the regulations and control of Landlord (but not as agent or servant of Landlord). Any special cleaning requested by Tenant and performed by Landlord or Landlord's employees, agents or contractors shall be promptly paid for by Tenant.

22. Landlord shall, at reasonable hours, have the right to enter the leased premises to examine the same or to make such repairs or alterations as may be deemed necessary or to exhibit the same to prospective tenants.

23. Landlord shall not be responsible for lost or stolen personal property, equipment, money or jewelry from Tenant's leased premises or form the common areas of the building including the parking garage, regardless of whether such loss occurs when the area is locked against entry. Landlord will not be liable to Tenant or

                                                                      (initials)

Tenant's employees, customers, invitees or visitors for any damages or losses to persons or property caused by other Tenants in the Building or for damages or losses caused by theft, burglary, assault, vandalism or other crimes. Landlord shall not by liable for personal injury or loss to Tenant's property from fire, flood, water leaks, rain, hail, ice, snow, smoke, lightning, wind, explosions, interruption of utilities or other occurrences unless such injury or damage is caused by the gross negligence or willful misconduct of Landlord.

24. Tenant shall refer all contractors, contractor's representatives and installation technicians who render any service on or to Tenant's leased premises to the Building Manager for approval and supervision before performance of any service.

25. Removal of furniture or equipment from the Building will require presentation of written authorization by an authorized representative of the Tenant. Security guards, janitors and other Building employees will have the right to challenge all persons leaving the Building with such items.

26. Landlord reserves the right to exclude or expel from the Building any person who, in the reasonable judgement of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of any rules and regulations of the Building.

27. Tenant shall, give prompt notice to the Building Manager, to the best of Tenant's knowledge, of any accidents involving injury to persons or property, including plumbing, electrical, heating, air conditioning, stairwell, corridor and elevator problems and/or personal injury and property damage caused thereby.

28. Unless otherwise provided for in the lease, Landlord shall not be liable for damages from stoppage of elevators for repair, service or improvements. Nor shall Landlord be liable for delays of any duration in connection with the same.

29. Parking is provided for employees of the Tenant permanently assigned and stationed in the Building as well as customers and guests of the Tenants. Non-exclusive use of the parking areas in common with other tenants in the Building is provided. Subject to rules and regulations Landlord imposes for its use from time to time. Tenant's employees, customers, invitees and guests will at all times recognize the designated spaces for cars, handicapped, loading zones and drives. Improperly parked vehicles are subject to towing at the vehicles owner's expense.

30. Use of the Fitness Center shall be controlled and limited by the Fitness Center Rules and Regulations.

31. Landlord reserves the right to make such other and further rules and regulations and/or to amend and modify these Rules and Regulations each as in its judgement may be necessary for the

                                                                      (initials)
safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of its Tenants, their employees, agents and invitees. All Tenants and other persons entering the Building agree to abide by all such rules and regulations herein stated, and any additional rules and regulations which are adopted. Landlord shall not be liable to Tenant or Tenant's agents, employees, invitees or visitors for any damage to person(s) or property due to the failure of such parties to abide by the Rules and Regulations of the Building.

32. Smoking of cigarettes, cigars, pipes, other tobacco products or illegal substances is prohibited in all common areas of the building, including, but not limited to, restrooms, Cafe', building walkways and entrances, elevators, stairwells, hallways, lobbies, balconies, health or fitness centers, mail rooms, vending rooms, loading docks, mechanical and electrical rooms, roofs, or other areas unless specifically posted as a designated smoking area.

33. These rules, and any additional rules, amendments or modifications hereafter made, shall be binding upon all Tenants of the Building, each Tenant's agents, servants, employees, customers, invitees and visitors, and all other persons entering the Building or the property of which the Building forms a part.

                                                                      (initials)

                                   EXHIBIT C-l

RULES AND REGULATIONS OF THE TOWER PLACE FITNESS CENTER

1. The Fitness Center will be open to tenants Monday through Friday from 7:00 a.m. through 7:00 p.m. The Fitness Center will be locked during all non-operating hours.

2. Only full time employees of tenants permanently assigned and stationed in the building may use the facility. No visitors are allowed without prior express written permission of the management of the building.

3. No one is authorized to use the facility until he or she has executed a release of liability form and submitted it to the property manager.

4. Anyone using the facility uses it at his own risk and assumes full and complete responsibility for any injury or loss that might be suffered as a result of such use.

5. All equipment and facilities must be used in accordance with their instructions.

6.   No smoking allowed in the facility.

7. No alcoholic beverages allowed in the facility. No glass bottles or other breakable containers allowed in the facility.

8.   Proper attire must be worn at all times.

9.   No equipment shall be removed from the facility.

10.  No permanent locks are to be left on the lockers.

11. No clothes, towels or personal articles are to be left in the lockers or facilities.

12. Building management reserves the right to enforce the foregoing rules and regulations which may be amended from time to time. This shall include, without limitation, denying access to any individual or tenant who has been observed frequently violating the rules and regulations.

13. The fitness center is for the use and benefit of the employees of the building tenants only. Please help us keep the facility safe and clean by following the rules and regulations.

14. If you have any questions regarding the use of the fitness center, please call the property manager at 287-8855.

                                                                      (initials)

                                   EXHIBIT C-2

                  RELEASE OF LIABILITY AND INDEMNITY AGREEMENT

          This Agreement is made and entered into as of June ___, 1994, by and between 1511 N. Westshore Partners, Ltd. ("Lessor") and VISION CARE, INCORPORATED ("Leesee").

1.   RECITALS:

          Lessor is the owner of the Building, known as Tower Place (the "Building") located at 1511 N. Westshore Boulevard, Tampa, Florida.

          Lessor and Lessee have entered into a Lease Agreement dated June ____, 1994, for a portion of the Building (the "Premises").

          Lessor, at its sole expense, has constructed a Fitness Center, located on the first floor of the Building which will be open for the benefit and enjoyment of the tenants of the Building. The use of the Fitness Center will be subject to certain Rules and Regulations, a copy of which is attached hereto as Exhibit "B-1", and the instructions for the specific use of the equipment in the Fitness Center, which are conspicuously posted in the Fitness Center.

          The Lessor and Lessee, in order to properly administer the use of the Fitness Center, and to insure that those using the Fitness Center will comply with the Rules and Regulations and the instructions for the use of the equipment in the Fitness Center, do hereby agree that:

2.   WARRANTIES AND REPRESENTATIONS;

     A. Lessor shall provide to the Lessee the Rules and Regulations of the Fitness Center, which may from time to time be modified or amended by the Lessor.

     B. The Lessee shall be solely responsible for distributing these Rules and Regulations to its employees and further for insuring that these Rules and Regulations are strictly followed.

     C. Lessee shall limit the use of the Fitness Center to those employees who have signed and submitted a Release of Liability form to Lessor.

     D. The Lessor shall have the right, at its sole discretion, to strictly enforce the Rules and Regulations, including without limitation, the right to deny access to any employee of the Lessee who has been observed violating the Rules and Regulations.

     E. Any employee of the Lessee using the Fitness Center, does so at his own risk and, along

                                                                      (initials)
          with the Lessee, assumes full and complete responsibility for any injury or loss, including damage to the Property, which might be suffered as a result of such use.

     F. The Lessee hereby releases Lessor from any liability for any claim whatsoever that they might have arising out of any injury which their employee may sustain, directly or indirectly, as a result of their employees' use of the Fitness Center and further Lessee agrees to indemnify and hold harmless the Lessor from any claims or other cause or action whatsoever by any party including its employee(s) for any injury which their employee, agent, or servant might sustain as a result of their use of the Fitness Center.

          IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

WITNESS:                                LESSOR:

                                        1511 N. Westshore Partners, Ltd.
                                        Second Benjamin, Inc.- General Partner


-------------------------------------   By: /s/ Illegible
                                            ------------------------------------
-------------------------------------   ITS: VICE PRESIDENT


WITNESS:                                LESSEE:
                                        VISION CARE, INC

/s/ Illegible
-------------------------------------   By: /s/ Illegible
/s/ Illegible                               ------------------------------------
-------------------------------------   ITS: PRESIDENT

                                                                      (initials)

                               CONSENT TO SUBLEASE

Highwoods Non-Orlando, LLC, a Delaware limited liability company, as trustee under an unrecorded, land trust agreement dated October 9, 2000, known as Tampa Properties Trust, as successor in interest to MG-HTW, LLC ("Landlord"), as Landlord under that certain Lease (the "Lease") dated June 8, 1994, by and between Landlord and CompBenefits Corporation, as the parent company of Vision Care, Inc., ("Tenant"), as Tenant, subject to and specifically conditioned upon the following terms and conditions hereby grants its consent to the Sublease dated _____________, 2003, made by and between, the Tenant, as sublessor, and John Hancock Life Insurance Company, ("Subtenant"), as Subtenant, a copy of which is attached hereto as Exhibit A (the "Sublease") covering certain premises (the "Premises") as more particularly described in the Sublease, in the building known as Tower Place with an address of 1511 N. Westshore Boulevard, Tampa, Florida, 33607.

     The capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Lease. This Consent to Sublease and the acknowledgment and acceptance of the conditions hereof may be executed in counterparts, each of which shall be considered an original but constituting one and the same document

As conditions to the consent of Landlord to the Sublease, it is understood and agreed as follows:

1. NO RELEASE. This Consent to Sublease shall in no way release the Tenant or any person or entity claiming by, through or under Tenant, including Subtenant, from any of its covenants, agreements, liabilities and duties under the Lease (including, without limitation, all duties to cause and keep Landlord and others named or referred to in the Lease fully insured and indemnified with respect to any acts or omissions of Subtenant or its agents, employees or invitees or other matters arising by reason of the Sublease or Subtenant's use or occupancy of the Premises), as the same may be amended from time to time, without respect to any provision to the contrary in the Sublease.

2. SPECIFIC PROVISIONS OF LEASE AND SUBLEASE. This Consent to Sublease consenting to a sublease to Subtenant does not constitute approval by Landlord of any of the provisions of the Sublease document or agreement thereto or therewith; nor shall the same be construed to amend the Lease in any respect, any purported modifications being solely for the purpose of setting forth the rights and obligations as between Tenant and Subtenant, but not binding Landlord.

3. AMENDMENT OF SUBLEASE. Tenant and Subtenant shall not amend in any respect the Sublease without the prior written approval of Landlord. In no event shall any such amendment affect or modify or be deemed to affect or modify the Lease in any respect.

4. LIMITED CONSENT. Except as otherwise set forth herein, this Consent to Sublease does not and shall not be construed or implied to be a consent to any other matter for which Landlord's consent is required under the Lease, including without limitation, any alterations under Section 10 of the Lease.

5. TENANT'S CONTINUING LIABILITY. Tenant shall be liable to Landlord for any default under the Lease, whether such default is caused by Tenant or Subtenant or anyone claiming by or through either Tenant or Subtenant, but the foregoing shall not be deemed to restrict or diminish any right which Landlord may have against Subtenant pursuant to the Lease, in law or in equity for violation, of the Lease or otherwise, including, without limitation, the right to enjoin or otherwise restrain any violation of the Lease by Subtenant.

6. ACCEPTANCE BY TENANT AND SUBTENANT. Tenant and Subtenant understand and acknowledge that Landlord has agreed to execute this Consent to Sublease based upon Tenant's and Subtenant's acknowledgment and acceptance of the terms and conditions hereof.

7. SUBORDINATION. The Sublease is, in all respects, subject and subordinate to the Lease, as the same may be amended. Furthermore, in the case of any conflict between the provisions of this Consent to Sublease or the Lease and the provisions of the Sublease, the provisions of this Consent to Sublease or the Lease, as the case may be, shall prevail unaffected by the Sublease.

8. ADDITIONAL RENT. Notwithstanding anything to the contrary herein, Tenant acknowledges and agrees that Tenant will promptly pay to Landlord throughout the Term of the Lease any Additional Rent owed to Landlord as required under Section 4 of the Lease, and otherwise comply with the provisions of Section 4 and any other Section of the Lease which may be relevant to the Sublease. Without limiting the generality of the foregoing, Tenant specifically agrees to pay all of Landlord's reasonable costs, charges and expenses, including attorneys' fees, incurred in connection with the Sublease and this Consent to Sublease upon, submission of bills therefor, and that the failure to pay the same upon demand shall be a default under the Lease.

9. TERMINATION OF LEASE. If at any time prior to the expiration of the term of the Sublease the Lease shall be in default beyond the applicable curative periods, terminate or be terminated for any reason (or Tenant's right to possession shall terminate without termination of the Lease), the Sublease shall simultaneously terminate. However, Subtenant agrees, at the election and upon written demand of Landlord, and not otherwise, to attorn to Landlord for the remainder of the term of the Sublease, such attornment to be upon all of the terms and conditions of the Lease, except the Base Rent set forth in the Sublease shall be substituted for the Base Rent set forth in the Lease and the computation of Additional Rent as provided in the Lease shall be modified as set forth in the Sublease. The foregoing provisions of this paragraph shall apply notwithstanding that, as a matter of law, the Sublease may otherwise terminate upon the termination of the Lease and shall be self-operative upon such written demand of the Landlord, and no further instrument shall be required to give effect to said provisions. Upon the demand of Landlord, however, Subtenant agrees to execute, from time to time, documents in confirmation of the foregoing provisions of this paragraph satisfactory to Landlord in which Subtenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy. Nothing contained in this paragraph shall be construed to impair or modify any right otherwise exercisable by the Landlord, whether under the Lease, any other agreement or in law.

10. SERVICES. Tenant hereby agrees that Landlord may furnish to the Premises services requested by Subtenant other than or in addition to those to be provided under the Lease, and bill the Subtenant directly for such services for the convenience of and without notice to Tenant. Subtenant hereby agrees to pay Landlord all amounts which may become due for such services on the due dates therefor. If Subtenant shall fail to do so, however, and if Tenant has been notified in advance in writing about the furnishing of such other or additional services to Subtenant and Tenant does not notify Landlord of its protest of same within ten (10) days following such notice, Tenant agrees to pay such amounts to Landlord upon demand as Additional Rent under the Lease, and the failure to pay the same upon demand shall be a payment default under the Lease.

11. NO WAIVER; NO PRIVITY. Nothing herein contained shall be deemed a waiver of any of the Landlord's rights under the Lease. In no event, however, shall Landlord be deemed to be in privity of contract with Subtenant or owe any obligation or duty to Subtenant under the Lease or otherwise, any duties of Landlord under the Lease being in favor of, for the benefit of and enforceable solely by Tenant

12. NOTICES. Subtenant agrees to promptly deliver a copy to Landlord of all notices of default and all other notices sent to Tenant under the Sublease, other than ministerial notices, and Tenant agrees to promptly deliver a copy to Landlord of all such notices sent to Subtenant under the Sublease. All copies of any such notices shall be delivered personally or sent by United States registered or certified mail, postage prepaid, return receipt requested, to Highwoods Non-Orlando, LLC, 3111 W. Dr. Martin Luther King, Jr. Blvd., Suite 300, Tampa, Florida 33607, Attn: Lease Administrator, or to such other place or persons as Landlord or its agent may from time to time designate.

13. RESERVATION OF RIGHTS. This Consent to Sublease shall be deemed limited solely to the Sublease, and Landlord reserves the right to consent or to withhold consent and all other rights under the Lease with respect to any other matters including, without limitation, any proposed alterations (except as otherwise set forth herein) and with respect to any further or additional subleases, assignments or transfers of the Lease or any interest therein or thereto including, without limitation, a sublease or any assignment of this Sublease.

14. RIGHT TO CURE SUBTENANT DEFAULT. Tenant shall be notified in writing of any events of default of the Lease by Subtenant in the event Landlord intends to declare a default under the Lease as to Subtenant and in such event, Tenant shall have the right to timely cure such default as set forth in the Lease.

15. ALTERATIONS AT TERMINATION. Upon termination of the Lease and Sublease, as the case may be, Tenant and Subtenant, as the case may be, shall leave in the Premises all tenant improvements now located within the Premises together with any alterations or improvements described on Subtenant's plans and specifications which have been submitted to Landlord and which plans and specifications Landlord has in writing approved of and consented to ("Subtenant's Work"). Any additions, improvements, or alterations to the Premises installed by the Tenant or Subtenant after __________, 2003, other than Subtenant's Work, shall be removed at Tenant's or Subtenant's cost, as appropriate, unless prior to construction or installation, Tenant or Subtenant, as appropriate, obtains Landlord's prior written consent (which consent shall not be unreasonably withheld or delayed), to leave same upon termination. All such items left in the Premises shall be left in good condition and repair, reasonable wear and tear excepted.

16. RELEASE OF LANDLORD. Tenant acknowledges and agrees that through the date hereof, Landlord, its predecessors in interest, and their respective partners, directors, officers, employees and agents have fully and completely performed all of the obligations on their part to be performed under the Lease, and thus Tenant has no claim or cause of action against them under the Lease or otherwise.

17. TENANT AND SUBTENANT BOUND. By executing this Consent to Sublease, Tenant and Subtenant acknowledge and agree to be bound by all of the terms and conditions of Landlord's consent to the Sublease as set forth herein.

18. NO OFFER. This Consent to Sublease is submitted on the understanding that it will not be considered an offer and will not bind Landlord in any way until (a) Tenant and Subtenant have duly executed and delivered duplicate originals to Landlord and (b) Landlord has executed and delivered one of such originals to Tenant and Subtenant.

19. DATE OF CONSENT TO SUBLEASE. For reference purposes only, this Consent to Sublease is dated this ______day of December, 2003.

     IN WITNESS WHEREOF, this Consent to Sublease has been executed on behalf of Landlord, Tenant, and Subtenant as of the Date of this Sublease.

WITNESSES:                              LANDLORD:

                                        Highwoods Non-Orlando, LLC,
-------------------------------------   a Delaware limited liability company,
                                        as trustee under an unrecorded
-------------------------------------   land trust agreement dated
Print Name                              October 9, 2000, known as
                                        Tampa Properties Trust

-------------------------------------   By: Highwoods Realty Limited
                                            Partnership,
-------------------------------------       A North Carolina limited
Print Name                                  partnership, as Agent

                                        By: Highwoods Properties, Inc.,
                                            a Maryland corporation,
                                            its sole general partner


                                        By:
                                            ------------------------------------
                                            Stephen A. Meyers
                                        Title: Vice President - Tampa
                                        Date:
                                              ----------------------------------


                                        TENANT:
                                        COMPBENEFITS CORPORATION
/s/ Kimela S. Comstock
-------------------------------------
Kimela S. Comstock                      By: /s/ Bruce A. Mitchell
(Print or type name)                        ------------------------------------
                                            (Print Name)
                                        Title: Ex. VP.
/s/ Rosa M Vichcales                    Date Executed: 12/18/03
-------------------------------------
Rosa Vichcales
(Print or type name)


                                        SUBTENANT:
                                        JOHN HANCOCK LIFE INSURANCE COMPANY

/s/ Illegible
-------------------------------------   By: /s/ William H. Palmer
                                            ------------------------------------
-------------------------------------       William H. Palmer
(Print or type name)                        Senior Vice President
                                        Date Executed: 12/16/03

/s/ Marilyn Puopolo
-------------------------------------
/s/ Marilyn Puopolo
-------------------------------------
(Print or type name)

                       FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (the "First Amendment") is made and entered into as of the 3rd day of December, 1998 by and between Highwoods/ Florida Holdings L.P. having an office at 9720 Princess Palm Avenue, Suite 140, Tampa, Florida 33619, ("Landlord") and Vision Care, Inc. having an office at 1511 N. Westshore Blvd., Suite 101, Tampa, FL 33607("Tenant").

                                   WITNESSETH

A. Landlord, as successor in interest to 1511 N. Westshore Partners, Ltd., and Tenant entered into a Lease Agreement (the "Original Lease") for an initial lease term commencing September 1, 1994, with an expiration date being October 31, 1999, relating to certain premises (the "Premises") in the building known as Tower Place, having a street address of 1511 N. Westshore Blvd., Tampa, FL 33607 (the "Building").

B. Landlord and Tenant desire to amend the Lease to, among other things, expand the Premises consisting of 7,349 rentable square feet located on the sixth (6th) floor (Expansion Area) and extend the term of the Lease until December 31, 2004, and revise the base annual rent.

NOW, THEREFORE, in consideration of the following provisions and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. The recitals set forth hereinabove are true and correct and such recitals and the Lease are incorporated herein by this reference.

2. Leased Premises. The term "Leased Premises" or "Premises" is hereby stated to be that portion of the Building containing 20,024 rentable square feet (Suite 610 consisting of 5,075 rsf, Suite 620 consisting of 2,274 rsf and Suite 1000 consisting of 12,675 rsf).

3. Term. The Lease Term, which expires on October 31, 1999, is changed and extended to, and shall expire on, midnight of December 31, 2004. This period shall hereinafter be referred to as the "First Renewal Term". Landlord shall deliver the Expansion Area for construction on or before December 1, 1998, and deliver the Expansion Area substantially completed on or before January 15, 1999. Notwithstanding the above, Landlord will provide a thirty (30) day construction period which is scheduled to be December 1, 1998 to December 31, 1998. In the event Landlord does not deliver the Premises for the Expansion Area in a substantially completed form on or before January 1, 1999, and such delay, is caused by Landlord, the Commencement Date for the Expansion Area only shall be extended one (1) day for every day delayed and the Expiration Date for the entire Premises shall be extended one (1) day for every day delayed.

4. Rent. Article 4, entitled "Annual Base Rent" is hereby revised with the following:

     Rent for the Premises for the period 1/15/99 - 12/31/2004 has been determined as follows:

                    Area    Rate per    Monthly       Annual
     Period        Leased    Sq. Ft.   Base Rent    Base Rent
     ------        ------   --------   ---------   -----------
1/15/99-12/31/99   20,024    $21.00     $35,042    $391,817.83
1/1/00-12/31/00    20,024    $21.53     $35,926    $   431,112
1/1/01-12/31/01    20,024    $22.07     $36,828    $   441,936
1/1/02-12/31/02    20,024    $22.62     $37,745    $   452,940
1/1/03-12/31/03    20,024    $23.19     $38,696    $   464,352
1/1/04-12/31/04    20,024    $23.78     $39,681    $   476,172

     The above amounts do not include applicable Florida State sales and use taxes, which taxes shall be paid by Tenant with each payment of Base Monthly Rent. Tenant shall be entitled to an abatement of rent for the month of February 1999 on the 6th floor space.

5. Tenant Improvements. Landlord shall provide Tenant with a design and tenant improvement allowance of $140,168 to be applied toward the design and construction of any and/or all suites leased by Tenant. Should Tenant Improvements exceed this allowance, Landlord at Tenant's option shall agree to amortize up to an additional $4.00 psf over the term of the Lease at an interest rate of eight percent (8%) and increase the Annual Base Rent accordingly. Notwithstanding the above, Tenant may use the allowance towards the design and construction of the Premises and such construction may include Tenant's telecommunication cabling.

6. Additional Rent. The Expense Stop defined in Paragraph 4.b of the Original Lease Agreement shall be changed from "$7.00" to the "actual Operating Expenses for calendar year 1998".

7. Radon Disclosure. The following is given to comply with Section 404.056(8), Florida Statutes: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over a time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

8. No Smoking. Tenant shall not allow any smoking in the Premises except in the rooms Designed and constructed to accommodate smoking and to prevent smoke from entering the plenum or any other portion of the Premises or the Building. Landlord reserves the right to promulgate additional rules for the Building which may include fines upon tenants of the building who do not cause their employees to comply with rules prohibiting or limiting smoking in the Premises, the Building and/or areas adjacent to the Building.

9. Effective Date. The provisions of this First Amendment shall become effective as of the Effective Date, which shall be the date Landlord signed this First Amendment.

10. Other Lease Provisions. Except as amended by this First Amendment, the Lease and all of its terms and provisions shall remain in full force and effect. In the event of any conflict between the provisions of this Amendment and provision of the Lease, the provisions of this First Amendment shall control. All capitalized terms herein shall have the same meanings as they have in the Lease, unless otherwise defined herein.

11. Parking. All parking provided in original Lease shall be the same as the current Lease, except Tenant shall be entitled to a total parking ratio of 5 spaces per 1,000 rentable square feet leased by Tenant, free of charge, located on floors 2 through 6 of the parking garage; included in this ratio shall be three (3) reserved parking spaces.

12. Renewal Option. By providing nine (9) months' written notice, Tenant shall have an option to extend their Lease one (1) additional, five (5) year Lease Term under market terms and conditions. If the parties cannot agree on the market terms and conditions, the parties will arbitrate to resolve.

13. Subordination. Landlord will provide Tenant with Subordination and Non-Disturbance Agreement from all current and future mortgagees.

13.5 Liens. Paragraph 45 of the Lease shall be deleted.

14. Expansion. RIGHT OF FIRST REFUSAL. Provided Tenant is not in default as of the date of exercise of its right of first refusal, and Tenant has not done anything nor failed to do anything that, with the passage of time and/or the giving of notice, would constitute a default hereunder, Tenant shall have a right of first refusal on all or a portion of the seventh (7th) floor totaling 18,678 rentable square feet of Additional Space in the Building as depicted on Exhibit A. In no event shall the expansion area takedown be less than fifty percent (50%) of the entire floor. Provided Landlord receives a bona fide offer from a third party on any portion of the Additional Space, Landlord will provide Tenant with such notice of offer, and Tenant shall have ten (10) days to agree to lease space offered at same rental rate then being paid by Tenant with prorated Tenant Improvements, notwithstanding the above, the lease term for expansion space shall be coterminous with the original term; however, no less than a total term of three (3) years.

15. No Default by Landlord. Tenant hereby acknowledges that to the best of Tenant's current actual knowledge, without investigation or inquiry, as of the date of execution of this First Amendment, there exists no defenses or offsets to enforcement of the Lease by Landlord and Landlord is not in default in the performance of the Lease. Landlord acknowledges that Tenant is not in default under the Lease.

16. Brokerage. Tenant and Landlord represents and warrants that each has dealt with no other broker other than Tenant's broker, Cushman and Wakefield, and Landlord's broker, Highwoods Florida G.P. Corporation (HIW) in connection with this transaction.

17. Florida Law. This First Amendment and the Lease shall be construed and interpreted. under the laws of the State of Florida.

18. Condition. This document is subject to Landlord executing two (2) separate Surrender of Lease Agreements by and between Landlord, Private Healthcare Systems, Inc. and St. Augustine Healthcare.

IN WITNESS WHEREOF, this First Amendment has been duly executed by the parties hereto effective as of the Effective Date.

WITNESSES:                              "LANDLORD":
                                        Highwoods/Florida Holdings L.P.
                                        By its Agent, Highwoods Properties, Inc.
/s/ Steve Gamty
-------------------------------------
Printed Name: Steve Gamty               By: /s/ Stephen A. Meyers
                                            ------------------------------------
                                        Printed Name: Stephen A. Meyers,
/s/ Illegible                                         Regional Vice President
-------------------------------------   Date: 1-12-99
Printed Name:
              -----------------------


                                        "TENANT":
                                        Vision Care, Inc.
/s/ Illegible
-------------------------------------
Printed Name:                           By: /s/ Stanley Shapiro
              -----------------------       ------------------------------------
                                        Printed Name: Stanley Shapiro
                                        Title: President
/s/ Nori Pino                           Date: 11/18/98
-------------------------------------
Printed Name: Nori Pino

                                   EXHIBIT A

                                  (FLOOR PLAN)

                       SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (the "Second Amendment") is made and entered into as of the 31st day of August, 2001 by and between MG-HIW, LLC, as trustee under an unrecorded land trust agreement, dated as of October 9, 2000, known as Tampa Properties Trust, by Highwoods Realty Limited Partnership as property manager, having an office at 3111 W. Dr. Martin Luther King, Jr. Boulevard, Suite 300, Tampa, Florida 33607, as successor in interest to Highwoods/Florida Holdings, L.P. ("Landlord") and CompBenefits Corporation ("Tenant").

                                   WITNESSETH

A. Landlord and Tenant, parent company and owner of Vision Care, Inc., entered into a Lease Agreement (the "Original Lease") dated June 8, 1994, subsequently modified and amended by a certain First Amendment to Lease Agreement dated December 3, 1998, (such documents are collectively hereinafter referred to as the "Prime Lease") and relating to certain premises (the "Premises") in the building known as Tower Place, having a street address of 1511 N. Westshore Boulevard, Tampa, Florida 33607 (the "Building"). CompBenefits expressly assumes all of the obligations of Vision Care, Inc. under this Lease.

B. Landlord and Tenant desire to amend the Lease to, among other things, expand the Premises and revise the base annual rent.

NOW, THEREFORE, in consideration of the following provisions and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. The recitals set forth hereinabove are true and correct, and such recitals and the Lease are incorporated herein by this reference.

2. Leased Premises. Currently Tenant leases 20,024 rentable square feet consisting of Suites 610 and 620 totaling 7,349 rentable square feet on the sixth floor and Suite 1000 totaling 12,675 rentable square feet on the 10th floor of the Building. Effective upon substantial build-out of the Premises as described in Exhibit "C" ("Second Expansion Commencement Date"), Tenant shall expand into Suite 870 consisting of 4,862 rentable square feet located on the eighth floor ("Second Expansion Space"); upon Second Expansion Commencement Date", Tenant's total Premises shall consist then of 24,886 rentable square feet on the sixth, eighth and tenth floors as depicted in Exhibit A.

3. Term. The Lease Term for Suites 610, 620 and 1000 shall expire on December 31, 2004. The Lease Term for Suite 870 shall expire five (5) years from the Second Expansion Commencement Date. Tenant shall be entitled to two (2) weeks early occupancy prior to the Second Expansion Commencement Date.

4. Rent. Rent for Suites 610, 620 and 1000 shall remain as stated in the Original Lease and First Amendment to Lease Agreement. Article 4, entitled "Rent" is hereby revised to add the following:

     Rent for Suite 870 has been determined as follows:

                  Area    Rate per     Monthly       Annual
    Period       Leased    Sq. Ft.    Base Rent    Base Rent
    ------       ------   --------   ----------   -----------
3/1/02-2/28/03    4,862    $22.00    $ 8,913.67   $106,964.04
3/1/03-2/28/04    4,862    $22,66    $ 9,181.09   $110,172.96
3/1/04-2/28/05    4,862    $23.34    $ 9,456.59   $113,479.08
3/1/05-2/28/06    4,862    $24.04    $ 9,740.21   $116,882.52
3/1/06-2/28/07    4,862    $24.76    $10,031.93   $120,383.16

* Estimated substantial completion date is November 1, 2001. The actual date is pursuant to substantial completion as described in Exhibit "C" attached hereto. The expiration date shall be 60 months from the date of Substantial Completion.

     The above amounts do not include applicable Florida State sales and use taxes, which taxes shall be paid by Tenant with each payment of Base Monthly Rent.

5. Tenant Improvements. Landlord shall provide Tenant with a tenant improvement allowance of $72,930.00 as described in Exhibit "C".

6. Additional Rent. The Expense Stop for Suites 610, 620 and 1000 shall be the Expense Stop stated in the Original Lease and the First Amendment. The Expense Stop for the Second Expansion Space shall be as described in Exhibit "B" attached hereto.

7. Subordination-Attornment-Landlord Financing. This Lease is and shall be subject and subordinate to any and all mortgages, deeds of trust, deeds to secure debt and related documents now or at any time hereafter covering the Premises (including all advances made thereunder), and to all extensions, increases, amendments, renewals, replacements and restatements thereof (collectively, a "Mortgage") for the benefit of any and all holders of any notes, guaranties, indebtedness or other obligations secured by any such Mortgage (each such holder, together with its successors and assigns and any nominees or designees thereof, a "Mortgagee"). Tenant agrees that such subordination shall be self-operative and that no documentation other than this Lease is required to evidence such subordination. Notwithstanding the forgoing, if any Mortgagee elects at any time to have this Lease be superior to the lien of any Mortgage and gives notice of such election to Tenant, then this Lease will be deemed superior to the lien of such Mortgage(s) whether this Lease is dated prior or subsequent to the date of such Mortgage(s) or the date of recording thereof. In confirmation of such subordinate or superior position, as the case may be, and without limiting the self-operative nature of this Section, Tenant will execute such documents as may be required by Mortgagee within five (5) days of receipt. Tenant hereby agrees to attorn to each successor owner of the Building and recognize such successor owner as Tenant's landlord under this Lease as if this Lease was a direct lease between such successor owner and Tenant, whether such ownership is acquired by sale, foreclosure of a Mortgage, transfer in lieu of foreclosure or otherwise. In the event of any alleged default by Landlord under this Lease, Tenant shall give written notice thereof to each Mortgagee, provided that prior to such notice Tenant has been notified (by way of notice of an Assignment of Rents and Leases, or otherwise) of the name and address of such Mortgagee. If Landlord fails to cure such default, after such notice and cure period, Mortgagee shall have an additional 30 days following a second written notice from Tenant or, if such default cannot be cured by Mortgagee within that time, such additional time as may be necessary in order to cure the same, provided that, within such 30 day period, Mortgagee commences and diligently pursues a cure of such default (including commencement of foreclosure proceedings if necessary to effect such cure). Tenant's sole remedy for any default by Landlord hereunder will be equitable relief or actual damages, and in no event shall Landlord or any Mortgagee be responsible for any consequential damages or lost profit incurred by Tenant as a result of any default by Landlord hereunder. If a Mortgagee or any transferee following any foreclosure of any Mortgage or transfer in lieu of foreclosure succeeds to Landlord's interest as a result of foreclosure, transfer in lieu of foreclosure or otherwise, then such party shall not be: (i) liable for any default or accrued obligation of Landlord, nor subject to any claim, counterclaim, setoff or defense that Tenant may have against Landlord; (ii) bound by any amendment, waiver or modification (including an agreement for early termination) of this Lease entered into or given without such party's consent at any time after notice to Tenant that such party requires such consent; (iii) bound by any payment of Rent more than 30 days in advance; (iv) liable for any security deposit or other monies not actually received by such party; and (v) liable beyond such party's interest in the Premises. Tenant agrees to pay Rent (and will receive credit under this Lease) as directed in any notice from any Mortgagee which states that Landlord is in default under a Mortgage and that such Mortgagee is entitled to collect Rent.

8. Relocation. Landlord has the right on or before 48 months from Lease Commencement upon 60 days' prior written notice to Tenant to substitute other space within the Building, including substantially comparable tenant finish, for all or a substantial portion of the Premises (the "Substitute Premises"). Tenant shall relocate to the Substitute Premises on the date specified in Landlord's notice which will be no sooner than 60 days after notice. Landlord will pay all reasonable expenses, such as stationary and notification to clients but not limited to incurred by Tenant to move its furniture, fixtures, and equipment to the Substitute Premises. The suite number designation and Exhibit A shall be deemed revised to reflect the description of the Substitute Premises. Landlord shall provide, at Landlord's cost, new suite signage. Except for such revisions, the provisions of this Lease are applicable to the Substitute Premises which are the Premises following Tenant's move; at the request of either party following Landlord's notice, the parties shall execute an amendment to the Lease evidencing such relocation and revisions to the Lease.

9. HVAC. Landlord and Tenant agree that the existing 5 ton air conditioning unit which replaced the 3 ton air conditioning unit in the computer room located on the 10th floor will be maintained and serviced by Landlord at Landlord's expense. Notwithstanding the above, Tenant shall be responsible for all Tenant supplied equipment, and Landlord shall not be responsible for any damage caused by interruption of service. In the event Tenant installs an HVAC unit in Suite 870. such costs shall be paid by the Tenant Improvement Allowance and serviced, maintained and any such HVAC unit shall be separately metered by Tenant at Tenant's cost.

10. Radon Disclosure. The following is given to comply with Section 404.056(8), Florida Statutes: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over a time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

11. No Smoking. Tenant shall not allow any smoking in the Premises except in the rooms designed and constructed to accommodate smoking and to prevent smoke from entering the plenum or any other portion of the Premises or the Building. Landlord reserves the right to promulgate additional rules for the Building which may include fines upon tenants of the Building who do not cause their employees and invitees to comply with rules prohibiting or limiting smoking in the Premises, the Building and/or areas adjacent to the Building.

12. Effective Date. The provisions of this Second Amendment shall become effective as of the Effective Date, which shall be upon full execution of this Second Amendment.

13. Other Lease Provisions. Except as amended by this Second Amendment, the Lease and all of its terms and provisions shall remain in full force and effect. In the event of any conflict between the provisions of this Amendment and provision of the Lease, the provisions of the Second Amendment shall control. ALL capitalized terms herein shall have the same meanings as they have in the Lease, unless otherwise defined herein.

14. No Default by Landlord. Tenant hereby acknowledges that to the best of Tenant's current actual knowledge, without investigation or inquiry, as of the date of execution of this Second

     Amendment, there exists no defenses or offsets to enforcement of the Lease by Landlord and Landlord is not in default in the performance of the Lease. Landlord acknowledges that Tenant is not in default under the Lease.

15. Brokerage. Landlord and Tenant represent and warrant that they neither consulted nor negotiated with any broker or finder with respect to the Premises except CB Richard Ellis, as Tenant's broker and Highwoods Florida
     G. P. Corporation, as Landlord's Broker, both of whom shall be paid by Landlord pursuant to a separate fee agreement. Landlord and Tenant agree to indemnify, protect, defend, and save the other harmless from and against any claims for fees or commissions from anyone with whom they have dealt in connection with the Premises or this Agreement including attorneys' fees incurred in connection with the defense of any such claim.

16. Florida Law. This Second Amendment and the Lease shall be construed and interpreted under the laws of the State of Florida.

17.  Parking. Attached hereto as Exhibit "D" is the Parking Agreement.

18.  RIGHT OF FIRST OFFER.

          A.   Notice of Availability

          When Landlord is made aware that the premises known as Suite 820 and outlined on the plan attached hereto (the "Offer Space") as Exhibit "A" is becoming available for lease to Tenant. Landlord shall, by notice, offer to lease the Offer Space to Tenant. The Offer Space shall be deemed available for lease to Tenant when the existing lease (or the first lease of presently vacant Offer Space) expires or terminates and tenants in the Building (if any) with prior rights to lease and the tenant or subtenant then in possession of the Offer Space have no desire to enter into a lease of the Offer Space with Landlord. The notice shall set out the rent which Landlord would accept for the Offer Space at that time and the date(s) (if any) that another tenant of the Building has prior rights to lease the Offer Space.

          B.   Right of First Offer

          Tenant may lease the Offer Space upon the terms and conditions set out in this Section 18, only if:

          (a) Tenant delivers to Landlord written notice exercising its right to lease the Offer Space within five (5) days of Landlord's notice of availability of the Offer Space.

          (b) Tenant has complied with and performed all of the terms and covenants of the Lease and is not in default hereunder at the time Landlord gives its notice of availability or at the commencement of the lease of Offer Space.

          (d) There has been no effective change of control of Tenant at the time of Landlord's notice of availability or commencement of the lease of Offer Space.

          If Tenant fails to exercise its right to lease the Offer Space, Tenant shall have no further right to lease the Offer Space under this
          Section 18.

          C.   Terms

          A lease of space under this Section 18 shall contain the following:

          (a) Annual Rent shall be equal to the amount set out in Landlord's notice of availability of the Offer Space, but in no event will the rent be lower than the Base Rent currently being paid by Tenant;

          (b) The term shall begin on the date the Offer Space becomes available for releasing and end on the expiration or earlier termination of this Lease but in no event less than a three (3) year term, subject to the same option to renew (if any) as set forth in this Lease or such earlier date (if any) that another tenant of the Building leases the Offer Space pursuant to rights superior to those of Tenant;

          (c) Landlord shall provide, at Landlord's cost, a proportionate share (based on the term of the Offer Space) of Tenant Improvements offered in this Second Amendment.

          (d) The other terms and conditions shall be as set out in Landlord's then-current standard form of lease for the Building.

          D.   Documentation.

          Landlord and Tenant shall execute and deliver appropriate documentation to evidence any lease of space under this Section 18.

19.  Right to Renew.

     19.01 Grant. Landlord grants to Tenant the one-time option to renew this Lease upon the terms and conditions set out in this Article 19 if:

     (a) Tenant delivers to Landlord, not later than six (6) months prior to the end of the original Term, written notice exercising its option to renew this Lease.

     (b) Tenant has complied with and performed all of the terms and covenants of this Lease, and is not in default hereunder at the time it exercises its option or at the commencement of the renewal term.

     (c)  and

     (d) No effective change of control of Tenant has occurred at the time it exercises its option or at the commencement of the renewal term.

     19.02 Terms. During the renewal term:

     (a) Base Rent shall be the Market Rent as agreed by Landlord and Tenant but in no event less than the Base Rent payable in regard to the highest amount payable during the original Term; such Base Rent shall increase annually;

     (b) The term of the renewal Lease shall be three (3) years, commencing upon the expiration of the original Term with no further right of renewal; and

     (c) The remaining terms and conditions of the renewal Lease shall be as set out in Landlord's then current standard form of Lease for the Building, and shall include other typical provisions governing escalation of Base Rent, operating expenses and similar matters.

     19.03 Documentation.

     Landlord and Tenant shall execute and deliver appropriate documentation to evidence renewal and the terms and conditions of the renewal Lease within 30 days from Tenant's written notice exercising it's right to renew. If such document is not fully executed within such period, Tenant shall not have a right to renew.

20. Antenna Right. Tenant shall have the non-exclusive right to install, operate and maintain no more than two (2) antennae on the roof of the Building on a site approved by Landlord. Tenant shall submit plans for the design and installation of the antennae for Landlord's reasonable approval. Tenant shall be responsible for all costs of installation, including any structural improvements, roof repairs or related costs incurred as a result of such installation. Such antennae shall not interfere with the operations of Landlord or other tenants occupying the Building or the roof. The equipment shall remain the property of the Tenant, and upon Lease expiration, Tenant shall remove the antennae and restore the roof to its original condition.

21.  Notices.

          LANDLORD:           MG-HIW TAMPA, LLC
                              c/o Highwoods Properties, Inc.
                              3100 Smoketree Court, Suite 600
                              Raleigh, North Carolina 27604
                              Attn: Corporate Counsel

          WITH A COPY TO:     MG-HIW TAMPA, LLC
                              c/o Miller Global Properties, LLC
                              4643 South Ulster Street, Suite 1500
                              Denver, Colorado 80237
                              Attn: Paul Hogan and Donald Spiegleman

          WITH A COPY TO:     Highwoods Properties, Inc.
                              3111 W. Martin Luther King, Jr. Blvd., #300
                              Tampa, Florida 33607
                              Attn: Lease Administrator

     RENT PAYMENT ADDRESS:    MG-HIW TAMPA, LLC
                              c/o MG-HIW, LLC
                              Department #NC00020
                              P.O. Box 530110
                              Atlanta, Georgia 30353-0110

     LANDLORD'S TAX I.D.:     84-1566927

     TENANT'S NOTICE ADDRESS: COMPBENEFITS CORPORATION
                              100 Mansell Court East
                              Suite 400
                              Roswell, Georgia 30076
                              Attn: General Counsel

IN WITNESS WHEREOF, this Second Amendment has been duly executed by the parties hereto effective as of the Effective Date.

                                        "LANDLORD":

WITNESSES:                              MG-HIW, LLC, as trustee under an
                                        unrecorded land trust agreement, dated
                                        as of October 9, 2000, known as Tampa
/s/ LINDA TEERY                         Properties Trust
-------------------------------------
LINDA TEERY
Print Name                              By: Highwoods Realty L P, as property
                                        manager

/s/ Melanie Garlock                     By: /s/ Stephen A. Meyers
-------------------------------------       ------------------------------------
Melanie Garlock                         Name: Stephen A. Meyers
Print Name                              Title: Vice President - Tampa
                                        Date: 9/26/01


                                        "TENANT":

WITNESSES:                              COMPBENEFITS CORPORATION


/s/ Kimela S. Comstock                  By: /s/ Bruce A. Mitchell
-------------------------------------       ------------------------------------
Kimela S. Comstock                      Printed Name: Bruce A. Mitchell
Print Name                              Title: Ex. Vice President
                                        Date: 9/19/01


/s/ Rosa M Vichcales
-------------------------------------
Rosa Vichcales
Print Name


WITNESSES:                              VISION CARE, INC.


/s/ Kimela S. Comstock                  By: /s/ Bruce A. Mitchell
-------------------------------------       ------------------------------------
Kimela S. Comstock                      Printed Name: Bruce A. Mitchell
Print Name                              Title: Ex. Vice President
                                        Date: 9/19/01


/s/ Rosa M Vichcales
-------------------------------------
Rosa Vichcales
Print Name

                                   EXHIBIT "A"

                                  (FLOOR PLAN)

S4.1
floor plan
07/11/01     not to scale
REVISED      7/12/01

VCI CompBenefits

Eighth Floor - Tower Place - 1511 North Westshore Boulevard Tampa Florida 33607

                                     ALFONSO ARCHITECTS
                                     INTERIORS
                                     1705 North 16th Street Tampa, Florida 33605
                                     Phone: 813 247 3333 Fax: 813 247 7609

4,228 SF

                                   EXHIBIT "A"
                                    Continued

                                  (FLOOR PLAN)

                             (MEASURE AMERICA LOGO)

        8TH FLOOR                MEASURE AMERICA         Measured by: SB 1/12/00
       Tower Place         5835 Memorial Hwy., ste. 19   Drawn by: JCQ   1/22/00
1151 N. Westshore. Blvd.         Tampa, FL 33615         Printed by: SLA  2/2/00
        Tampa. FL              phone: 813.806.9100
                                fax 813.806.9101

                                   EXHIBIT "A"
                                    Continued

                            North Westshore Boulevard

                                  (FLOOR PLAN)

                                                              (TOWER PLACE LOGO)

Suites 610 + 620
(Approximate location)
7,349 RSF

                                   EXHIBIT "A"
                                    Continued

                            North Westshore Boulevard

                                  (FLOOR PLAN)

                                                              (TOWER PLACE LOGO)

12,675 RSF

                                   EXHIBIT "B"

                                   [BASE YEAR]
                               FOR SUITE 870 ONLY

     ADDITIONAL RENT - OPERATING EXPENSE PASS THROUGHS. For the calendar year commencing on January 1, 2002 and for each calendar year thereafter, Tenant shall pay to Landlord as Additional Rent, in a lump sum or on a monthly basis. Tenant's Proportionate Share of any increase in Operating Expenses (as hereinafter defined) incurred by Landlord's operation or maintenance of the Building above the Operating Expenses incurred by Landlord during calendar year 2002 (the "Base Year") grossed up to reflect 95% occupancy. For purposes of calculating Tenant's Proportionate Share of real and personal property taxes, Landlord shall use the Base Year or the year in which the Building and improvements are completed and are fully assessed, whichever shall be later. Tenant's Proportionate Share shall be calculated by dividing the 4,862 rentable square feet of the Premises by the 182,214 net rentable square feet of the Building, which equals 2.67%. If during any calendar year the occupancy of the rentable area of the Building is less than full, then Operating Expenses (as hereinafter defined) will be adjusted for such calendar year at a rate of 95% occupancy.

     As used herein, the term "Operating Expenses" shall mean direct costs of operation, repair and maintenance as determined by standard accounting practices and shall include, by way of illustration but shall not be limited to, ad valorem real and personal property taxes, hazard and liability insurance premiums, utilities, heat, air conditioning, janitorial service, labor, materials, supplies, equipment and tools, permits, licenses, inspection fees, management fees, and common area expenses; provided, however, the term "Operating Expenses" shall not include depreciation on the Building or equipment therein, interest, executive salaries, real estate brokers' commissions, or other expenses that do not relate to the operation of the Building. The annual statement of Operating Expenses shall be accounted for and reported in accordance with generally accepted accounting principles (the "Annual Statement").

     For the calendar year commencing on January 1, 2003 and for each calendar year thereafter during the Term, Landlord shall estimate the amount the Operating Expenses shall increase for such calendar year above the Operating Expenses incurred during the Base Year. Landlord shall send to Tenant a written statement of the amount of Tenant's Proportionate Share of any estimated increase in Operating Expenses and Tenant shall pay to Landlord, monthly or annually, Tenant's Proportionate Share of such increase in Operating Expenses plus any applicable sales or use taxes payable by Tenant hereunder. Within one hundred twenty (120) days after the end of each calendar year, Landlord shall send a copy of the Annual Statement to Tenant. Pursuant to the Annual Statement, Tenant shall pay to Landlord Additional Rent as owed or Landlord shall adjust Tenant's Rent payments if Landlord owes Tenant a credit, such payment or adjustment to be made within thirty (30) days after the Annual Statement is received by Tenant. After the Expiration Date, or any termination of this Lease, Landlord shall send Tenant the final Annual Statement for the Term, and Tenant shall pay to Landlord Additional Rent as owed or if Landlord owes Tenant a credit, then Landlord shall pay Tenant a refund. If this Lease expires or terminates on a day other than December 31, then Additional Rent shall be prorated on a 365-day calendar year (or 366 if a leap year). With reasonable prior written notice to Landlord, Tenant, at Tenant's expense, shall have the right to audit the Operating Expenses once per year at Landlord's office in Tampa, Florida, provided such audit is completed within ninety (90) days of Tenant's receipt of an Annual Statement.

                                   EXHIBIT "C"

                               TENANT IMPROVEMENTS
                                [LANDLORD BUILDS]

WORK LETTER, 1. The following terms shall have the following definitions: (a) "Commencement Date" shall mean the earlier to occur of (i) the date when Tenant takes possession of the Premises or any portion of the Premises for its business purposes, or (ii) the date of substantial completion of the Tenant Improvements. Substantial completion shall be deemed to have occurred on the date that a Certificate of Occupancy or its equivalent is issued by the appropriate local governmental entity with respect to the Tenant Improvements, notwithstanding that minor punchlist items or insubstantial details with respect to construction, decoration, or mechanical adjustment remain to be performed. Landlord shall, in accordance with the foregoing, determine the Commencement Date and shall notify Tenant of the date so determined. Tenant shall, if Landlord so requests, thereafter execute a letter confirming the Commencement Date and the expiration date of this Lease. The failure of Tenant to execute such letter shall not affect the validity of the Commencement Date as determined by Landlord; (b) "Plans" shall mean a permit set (final construction drawings) of plans and specifications for the improvements to the Premises desired by Tenant and shall include the following; fully dimensioned architectural plan; electric/telephone outlet diagram; reflective ceiling plan with light switches; mechanical plan; electrical power circuitry diagram; plumbing plans; all color and finish selections; all special equipment and fixture specifications; and fire sprinkler design drawings; (c) "Tenant Improvements" shall mean all of the work described in the Plans and any extra work or changes performed pursuant to revisions to the Plans; and (d) "Work Cost" shall mean the aggregate of (i) engineering and architectural fees in connection with the Tenant Improvements, plus (ii) filing fees and permit costs incurred in connection with the Tenant Improvements, plus (iii) the actual cost of all general conditions, fees, labor and materials furnished in connection with the Tenant Improvements by any general contractor, other contractors or vendors engaged by Landlord, including all costs associated with extra work or change orders.

     2. If and so long as Tenant is not in default under this Lease beyond any applicable grace period, Tenant shall be entitled to a fixed price tenant improvement allowance in the amount of $72,930.00 based on 4,862 rentable square feet in the Premises (the "Allowance"). Tenant may only apply the Allowance to the Work Cost. Landlord shall retain any portion of the Allowance that is not required to complete the Tenant Improvements, provided Tenant does not use the allowance before thirteen (13) months from Commencement Date. The Allowance is being paid by Landlord as an inducement to Tenant to enter into this Lease and as consideration for the execution of this Lease by Tenant and the performance by Tenant under this Lease for the full term of this Lease. If after Tenant has been granted all or any portion of the Allowance, the Lease Term is terminated by virtue of a default by Tenant, or Landlord resumes possession of the Premises consequent upon a default by Tenant, and Landlord is precluded by applicable law from collecting the full amount of damages attributable to such default as provided in the Default section of this Lease, then and in such event, in addition to all other damages and remedies provided under this Lease or otherwise provided by law, Landlord shall also be entitled to recover from Tenant the unamortized portion (calculated using an interest rate of twelve percent (12%) per annum compounded monthly) of the Allowance, which sum shall be deemed additional Rent due and owing prior to the termination of this Lease. This obligation of Tenant to repay the unamortized balance of the Allowance to Landlord shall survive the expiration or sooner termination of the Lease Term.

     3. A first set of Plans was provided by Landlord for Tenant's review on July 12, 2001. Assuming (a) a full execution of the Lease by September 21, 2001, and (b) no changes to the Space Plan, Landlord and Tenant will work in good faith to approve the Plans by September 21, 2001. Unless Landlord caused such delay, Tenant's failure to approve the Plans by this date shall constitute a Delay pursuant to Paragraph 9. The Plans shall be prepared by a licensed architect, except for the electrical and mechanical plans, which shall be prepared by a licensed professional engineer. The architect and engineer shall be selected by Landlord. The Plans shall comply with all applicable laws, ordinances, directives, rules, regulations, and other requirements imposed by any and all governmental authorities having or asserting jurisdiction over the Premises.

     4. Landlord shall have the Plans prepared based on the Space Plan for the Premises approved by Tenant and attached hereto as Exhibit A. Tenant shall have three (3) business days after receipt to review and approve or comment on any set of Plans provided by Landlord. Landlord shall direct the architect and engineer to revise the Plans based on Tenant's reasonable comments but Landlord shall not be responsible for delay pursuant to Paragraph 9.

     5. Landlord shall, in its sole discretion, select a general contractor to perform the Tenant Improvements. Within ten (10) days after receipt of the contractor's estimate of the anticipated Work Cost, Tenant shall pay Landlord, in cash or certified check, the difference between the estimated Work Cost and the tenant improvement allowance. Any such overage in the Work Costs shall be deemed Additional Rent pursuant to the Lease. Landlord's written estimate shall include a construction supervision fee, of three percent (3%) to manage and oversee the work to be done on Tenant's behalf.

     6. Landlord shall perform the Tenant Improvements, in a good and workmanlike manner, using new materials. Tenant shall, upon completion of the Tenant Improvements, accept the Premises subject to punch list items. Landlord shall prepare the punch list prior to Tenant's occupancy during a walk-through of the Premises by Landlord, Tenant and the general contractor. Notwithstanding the foregoing, Landlord warrants that the Tenant Improvements shall be free from defects in materials and workmanship for a period of one (1) year from the Commencement Date. Landlord shall correct any such defects reported to it within such one (1) year warranty period. Except pursuant to the foregoing warranty, Landlord shall not otherwise be liable for any latent or patent defect in the Premises.

     7. Tenant's representative, who shall be Rosa Vichcales, David Klock and Joe Casey, shall have the right to make changes from time to time in the Plans by submitting to Landlord requests to revise the Plans. If the cost of any changes, as estimated by the general contractor, will exceed any remaining balance of the Allowance (after deducting the most current estimate of the Work Cost prior to the change in question). Tenant shall pay to Landlord the amount of such excess within ten (10) days of receipt of a notice from Landlord as to the amount. Until Landlord has received full payment of such increases, Tenant shall not be permitted to occupy the Premises notwithstanding that Tenant's obligation to pay Base Rent and additional Rent under this Lease remains in full force and effect. Any change in the Plans which delays the Commencement Date shall constitute a Delay pursuant to Paragraph 9.

     8. Tenant shall perform all work not shown on the Plans at its sole expense, unless such work is approved or agreed by both parties.

     9. If Landlord or the general contractor is delayed in substantially completing the Tenant Improvements as a result of the occurrence of any Delay (as hereafter defined), then, for purposes of determining the Commencement Date, the date of substantial completion shall be deemed to be the day that the Tenant Improvements would have been substantially completed absent any such Delay(s). Notwithstanding the above, Landlord shall notify Tenant of such delay. In such event of Tenant Delay, Landlord shall telephone Bruce Mitchell and convey such Delay at (770) 998-8936 x 8446. For purposes of this provision each of the following shall constitute a "Delay":

          (i) Tenant's failure to furnish information or to respond to any request by Landlord for any approval within any time period prescribed, or if no time period is prescribed, within three (3) business days of receipt of such request; or

          (ii) Tenant's insistence on materials, finishes, or installations that have long lead times after having first been informed in writing that such materials, finishes, or installations shall cause a Delay; or

          (iii) changes in the Space Plans after approval by Tenant which causes delay; or

          (iv) performance or nonperformance by a person or entity employed by Tenant in the completion of any work; or

          (v) any delay resulting from Tenant's having taken possession of the Premises for any reason prior to substantial completion of the Tenant Improvements; or

          (vi) any other delay chargeable to Tenant, its agents, employees, or independent contractors.

                                   EXHIBIT "D"

                   TENANT PARKING AGREEMENT FOR SUITE 870 ONLY

     1. The parties hereby acknowledge that they have heretofore entered, or are contemporaneously herewith entering, a certain Second Amendment dated ____, 2001 (the "Lease") for premises known as Suite 870 (the "Premises") located in the property known as Tower Place (the "Property"). In the event of any conflict between the Lease and this Agreement, the latter shall control.

     2. Landlord hereby grants to Tenant and persons designated by Tenant a license to use a total of 24 parking spaces in the designated parking area; Tenant may lease no more than five (5) of the 24 spaces as reserved parking spaces at a rate of $35.00 per space per month, such rate is subject to increase upon lease expiration of the Initial Lease Term. The Term of such license shall commence on the Commencement Date under the Lease and shall continue until the earlier to occur of the Expiration Date under the Lease, or termination of the Lease or Tenant's abandonment of the Premises thereunder. No deductions from the monthly charge shall be made for days on which the designated parking area is not used by Tenant. However, Tenant may reduce the number of parking spaces hereunder, at any time, by providing at least thirty (30) days advance written notice to Landlord, accompanied by any key card, sticker or other identification or entrance system provided by Landlord or its parking contractor; such cancellation shall be irrevocable. Tenant may, from time to time, request additional parking spaces, and if Landlord shall provide the same, such spaces shall be provided and used on a month-to-month basis, and otherwise on the foregoing terms and provisions, and such monthly parking charges as Landlord shall establish from time to time.

     3. Tenant shall at all times comply with all applicable ordinances, rules, regulations, codes, laws, statutes and requirements of all federal, state, county and municipal governmental bodies or their subdivisions respecting the use of the designated parking area. Landlord reserves the right to adopt, modify and enforce reasonable Rules governing the use of the designated parking area from time to time, including any key-card, sticker or other identification or entrance system, and hours of operation. The Rules set forth hereinafter are currently in effect. Landlord may refuse to permit any person who violates such Rules to park in the designated parking area, and any violation of the Rules shall subject the car to removal from the designated.

     4. The parking spaces hereunder shall be provided on an unreserved "first-come, first-served" basis. Tenant acknowledges that Landlord has or may arrange for the designated parking area to be operated by an independent contractor, not affiliated with Landlord. In such event, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor, if such contractor is reputable. Except for intentional acts or gross negligence, Landlord shall have no liability whatsoever for any damage to property or any other items located in the designated parking area, nor for any personal injuries or death arising out of any matter relating to the designated parking area, and in all events, Tenant agrees to look first to its insurance carrier and to require that Tenant's employees look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the designated parking area. Tenant hereby waives on behalf of its insurance carriers all rights or subrogation against Landlord or Landlord's agents. Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, handicapped persons and for other tenants, guests of tenants or other parties, and Tenant and persons designated by Tenant hereunder shall not park in any such assigned or reserved spaces. Landlord also reserves the right to close all or any portion of the designated parking area in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the designated parking area (in such cases Landlord shall provide written notice to Tenant), or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond Landlord's reasonable control. In such event, Landlord shall refund any prepaid parking rent hereunder, prorated on a per diem basis. If, for any other reason, Tenant or persons properly designated by Tenant, shall be denied access to the designated parking area, and Tenant or such persons shall have complied with this Agreement and this Agreement shall be in effect, Landlord's liability shall be limited to such parking charges (excluding tickets for parking violations) incurred by Tenant or such persons in utilizing alternative parking, which amount Landlord shall pay upon presentation of documentation supporting Tenant's claims in connection therewith.

     5. If Tenant shall default under this Agreement, Landlord shall have the right to remove from the designated parking area any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such default, without liability therefor whatsoever. In addition, if Tenant shall default under this Agreement, Landlord shall have the right to cancel this Agreement on ten days' written notice, unless within such ten day period, Tenant cures such default. If Tenant defaults with respect to the same term or condition under this Agreement more than three times during any twelve month period, and Landlord notifies Tenant thereof promptly after each such default, the next default of such term or condition during the succeeding twelve month period, shall, at Landlord's election, constitute an incurable default. Such cancellation right shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under the Lease (all of which rights and remedies under the Lease are hereby incorporated herein, as though fully set forth). Any default by Tenant under the Lease shall be a default under this Agreement, and any default under this Agreement shall be a default under the Lease.

                                      RULES

     (i) Designated parking area hours shall be 6 A.M. to 8 P.M. or such other hours as Landlord shall determine from time to time.)

     (ii) Cars must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.

     (iii) All directional signs and arrows must be observed.

     (iv) The speed limit shall be five (5) miles per hour.

     (v) Spaces reserved for handicapped parking must be used only by vehicles, properly designated.

     (vi) Parking is prohibited in all areas not expressly designated for parking, including without limitation:

     (a)  areas not striped for parking

     (b)  aisles

     (c)  where "no parking" signs are posted

     (d)  ramps

     (e)  loading zones

     (vii) Parking stickers, key cards or any other devices or forms of identification or entry supplied by Landlord shall remain the property of Landlord. Such devices must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devises are not transferable and any device in the possession of an unauthorized holder will be void.

     (viii) If applicable, monthly fees shall be payable in advance prior to the first day of each month. Failure to do so will automatically cancel parking privileges and a charge at the prevailing daily parking rate will be due. No deductions or allowances from the monthly rate will be made for days on which the designated parking area is not used by Tenant or its designees.

     (ix) Designated parking area managers or attendants are not authorized to make or allow any exceptions to these Rules.

     (x)  Every parker is required to park and lock his own car.

     (xi) Loss or theft of parking identification, key cards or other such devices must be reported to Landlord or any garage manager immediately. Any parking devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen devices found by Tenant or its employees must be reported to the office of the designated parking area immediately.

     (xii) Washing, waxing, cleaning or servicing of any vehicle by the customer and/or his agents is prohibited. Parking spaces may be used only for parking automobiles.

     (xiii) Tenant agrees to acquaint all persons to whom Tenant assigns parking space of these Rules.